Filed Pursuant to Rule 424(b)(2)

Registration Nos. 333-221324 and 333-221324-01

The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject To Completion, dated January 17, 2019

PRICING SUPPLEMENT No. 4 dated January    , 2019

(To Market Measure Supplement dated May 18, 2018,

Prospectus Supplement dated May 18, 2018

and Prospectus dated April 27, 2018)

Wells Fargo Finance LLC Medium-Term Notes, Series A Fully and Unconditionally Guaranteed by Wells Fargo & Company Equity Index Linked Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

■	Linked to the lowest performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index (each referred to as an “Index”)
■	Unlike ordinary debt securities, the securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at stated maturity and are subject to potential automatic call prior to stated maturity upon the terms described below. Whether the securities pay a contingent coupon, whether the securities are automatically called prior to stated maturity and, if they are not automatically called, whether you are repaid the original offering price of your securities at stated maturity will depend in each case on the closing level of the lowest performing Index on the relevant calculation day. The lowest performing Index on any calculation day is the Index that has the lowest closing level on that calculation day as a percentage of its starting level
■	Contingent Coupon. The securities will pay a contingent coupon on a quarterly basis until the earlier of stated maturity or automatic call if, and only if, the closing level of the lowest performing Index on the calculation day for that quarter is greater than or equal to its coupon threshold level. However, if the closing level of the lowest performing Index on a calculation day is less than its coupon threshold level, you will not receive any contingent coupon for the relevant quarter. If the closing level of the lowest performing Index is less than its coupon threshold level on every calculation day, you will not receive any contingent coupons throughout the entire term of the securities. The coupon threshold level for each Index is equal to 70% of its starting level. The contingent coupon rate will be determined on the pricing date and will be within the range of 7.00% to 8.00% per annum
■	Automatic Call. If the closing level of the lowest performing Index on any of the quarterly calculation days from February 2020 to November 2026, inclusive, is greater than or equal to its starting level, we will automatically call the securities for the original offering price plus a final contingent coupon payment
■	Potential Loss of Principal. If the securities are not automatically called prior to stated maturity, you will receive the original offering price at stated maturity if, and only if, the closing level of the lowest performing Index on the final calculation day is greater than or equal to its downside threshold level. If the closing level of the lowest performing Index on the final calculation day is less than its downside threshold level, you will lose more than 50%, and possibly all, of the original offering price of your securities. The downside threshold level for each Index is equal to 50% of its starting level
■	If the securities are not automatically called prior to stated maturity, you will have full downside exposure to the lowest performing Index from its starting level if its closing level on the final calculation day is less than its downside threshold level, but you will not participate in any appreciation of any Index and will not receive any dividends on securities included in any Index
■	Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. You will not benefit in any way from the performance of the better performing Indices. Therefore, you will be adversely affected if any Index performs poorly, even if the other Indices perform favorably
■	All payments on the securities are subject to credit risk, and you will have no ability to pursue any securities included in any Index for payment; if Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment
■	No exchange listing; designed to be held to maturity

On the date of this preliminary pricing supplement, the estimated value of the securities is approximately $935.74 per security. While the estimated value of the securities on the pricing date may differ from the estimated value set forth above, we do not expect it to differ significantly absent a material change in market conditions or other relevant factors. In no event will the estimated value of the securities on the pricing date be less than $915.74 per security. The estimated value of the securities was determined for us by Wells Fargo Securities, LLC using its proprietary pricing models. It is not an indication of actual profit to us or to Wells Fargo Securities, LLC or any of our other affiliates, nor is it an indication of the price, if any, at which Wells Fargo Securities, LLC or any other person may be willing to buy the securities from you at any time after issuance. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Risk Factors” herein on page PRS-11.

The securities are the unsecured obligations of Wells Fargo Finance LLC, and, accordingly, all payments are subject to credit risk. If Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, default on their obligations, you could lose some or all of your investment. The securities are not savings accounts, deposits or other obligations of a depository institution and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other governmental agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this pricing supplement or the accompanying market measure supplement, prospectus supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)	Proceeds to Wells Fargo Finance LLC
Per Security	$1,000.00	$20.75	$979.25
Total
(1)	Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company, is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities—Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Terms of the Securities

Issuer:	Wells Fargo Finance LLC.
Guarantor:	Wells Fargo & Company.
Market Measures:	The S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index (each referred to as an “Index,” and collectively as the “Indices”).
Pricing Date:	January 25, 2019.*
Issue Date:	January 30, 2019.* (T+3)
Original Offering Price:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Contingent Coupon Payment:

On each contingent coupon payment date, you will receive a contingent coupon payment at a per annum rate equal to the contingent coupon rate if, and only if, the closing level of the lowest performing Index on the related calculation day is greater than or equal to its coupon threshold level. Each “contingent coupon payment”, if any, will be calculated per security as follows: ($1,000 × contingent coupon rate)/4. Any contingent coupon payment will be rounded to the nearest cent, with one-half cent rounded upward.

If the closing level of the lowest performing Index on any calculation day is less than its coupon threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing Index is less than its coupon threshold level on all quarterly calculation days, you will not receive any contingent coupon payments over the term of the securities.

Contingent Coupon Payment Dates:	Quarterly, on the third business day following each calculation day (as each such calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable), provided that the contingent coupon payment date with respect to the final calculation day will be the stated maturity date. If a calculation day is postponed with respect to one or more Indices, the related contingent coupon payment date will be three business days after the last calculation day as postponed. If a contingent coupon payment date is postponed, the contingent coupon payment, if any, due on that contingent coupon payment date will be made on that contingent coupon payment date as so postponed with the same force and effect as if it had been made on the originally scheduled contingent coupon payment date, that is, with no additional amount accruing or payable as a result of the postponement.
Contingent Coupon Rate:	The “contingent coupon rate” will be determined on the pricing date and will be within the range of 7.00% to 8.00% per annum.
Automatic Call:

If the closing level of the lowest performing Index on any of the quarterly calculation days from February 2020 to November 2026, inclusive, is greater than or equal to its starting level, the securities will be automatically called, and on the related call settlement date you will be entitled to receive a cash payment per security in U.S. dollars equal to the original offering price per security plus a final contingent coupon payment. The securities will not be subject to automatic call until the fourth quarterly calculation day, which is approximately one year after the issue date.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after such call settlement date. You will not receive any notice from us if the securities are automatically called.

Calculation Days:	Quarterly, on the 1st day of each February, May, August and November, commencing May 2019 and ending November 2026, and the final calculation day*, each subject to postponement as described below under “—Postponement of a Calculation Day.” We refer to February 1, 2027* as the “final calculation day.”
Call Settlement Date:

Three business days after the applicable calculation day (as such calculation day may be postponed pursuant to “—Postponement of a Calculation Day” below, if applicable). If a calculation day is postponed with respect to one or more Indices, the related call settlement date will be three business days after the last calculation day as postponed.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Stated Maturity Date:	February 4, 2027*. If the final calculation day is postponed, the stated maturity date will be the later of (i) February 4, 2027* and (ii) three business days after the last final calculation day as postponed. See “—Postponement of a Calculation Day” below. If the stated maturity date is not a business day, the payment to be made on the stated maturity date will be made on the next succeeding business day with the same force and effect as if it had been made on the stated maturity date. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If the securities are not automatically called prior to the stated maturity date, you will be entitled to receive on the stated maturity date a cash payment per security in U.S. dollars equal to the maturity payment amount (in addition to the final contingent coupon payment, if any). The “maturity payment amount” per security will equal:

•

if the ending level of the lowest performing Index on the final calculation day is greater than or equal to its downside threshold level: $1,000; or

•

if the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level:

$1,000 × performance factor of the lowest performing Index on the final calculation day

If the securities are not automatically called prior to stated maturity and the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, you will lose more than 50%, and possibly all, of the original offering price of your securities at stated maturity.

Any return on the securities will be limited to the sum of your contingent coupon payments, if any. You will not participate in any appreciation of any Index, but you will have full downside exposure to the lowest performing Index on the final calculation day if the ending level of that Index is less than its downside threshold level.

All calculations with respect to the maturity payment amount will be rounded to the nearest one hundred-thousandth, with five one-millionths rounded upward (e.g., 0.000005 would be rounded to 0.00001); and the maturity payment amount will be rounded to the nearest cent, with one-half cent rounded upward.

Lowest Performing Index:	For any calculation day, the “lowest performing Index” will be the Index with the lowest performance factor on that calculation day (as such calculation day may be postponed for one or more Indices pursuant to “—Postponement of a Calculation Day” below, if applicable).
Performance Factor:	With respect to an Index on any calculation day, its closing level on such calculation day divided by its starting level (expressed as a percentage).
Closing Level:	With respect to each Index, the “closing level” of that Index on any trading day means the official closing level of that Index reported by the relevant index sponsor on such trading day, as obtained by the calculation agent on such trading day from the licensed third-party market data vendor contracted by the calculation agent at such time; in particular, taking into account the decimal precision and/or rounding convention employed by such licensed third-party market data vendor on such date. Currently, the calculation agent obtains market data from Thomson Reuters Ltd., but the calculation agent may change its market data vendor at any time without notice. The foregoing provisions of this definition of “closing level” are subject to the provisions set forth below under “Additional Terms of the Securities—Market Disruption Events,” “—Adjustments to an Index” and “—Discontinuance of an Index.”
Starting Level:

With respect to the S&P 500 Index:         , its closing level on the pricing date.

With respect to the Russell 2000 Index:          , its closing level on the pricing date.

With respect to the EURO STOXX 50 Index:          , its closing level on the pricing date.

Ending Level:	The “ending level” of an Index will be its closing level on the final calculation day.
Coupon Threshold Level:

With respect to the S&P 500 Index:          , which is equal to 70% of its starting level.

With respect to the Russell 2000 Index:          , which is equal to 70% of its starting level.

With respect to the EURO STOXX 50 Index:          , which is equal to 70% of its starting level.

Downside Threshold Level:

With respect to the S&P 500 Index:          , which is equal to 50% of its starting level.

With respect to the Russell 2000 Index:          , which is equal to 50% of its starting level.

With respect to the EURO STOXX 50 Index:          , which is equal to 50% of its starting level.

____________________

*To the extent that we make any change to the expected pricing date or expected issue date, the calculation days and stated maturity date may also be changed in our discretion to ensure that the term of the securities remains the same.

PRS-3

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Postponement of a Calculation Day:	If any calculation day is not a trading day with respect to any Index, such calculation day for each Index will be postponed to the next succeeding day that is a trading day with respect to each Index. A calculation day for an Index is also subject to postponement due to the occurrence of a market disruption event with respect to such Index on such calculation day. See “Additional Terms of the Securities—Market Disruption Events.”
Calculation Agent:	Wells Fargo Securities, LLC
No Listing:	The securities will not be listed on any securities exchange or automated quotation system.
Material Tax Consequences:	For a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities, see “United States Federal Tax Considerations.”
Agent:

Wells Fargo Securities, LLC, an affiliate of Wells Fargo Finance LLC and a wholly owned subsidiary of Wells Fargo & Company. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $20.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of our affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS will pay $0.75 per security of the agent’s discount to WFA as a distribution expense fee for each security sold by WFA.

The agent or another affiliate of ours expects to realize hedging profits projected by its proprietary pricing models to the extent it assumes the risks inherent in hedging our obligations under the securities. If any dealer participating in the distribution of the securities or any of its affiliates conducts hedging activities for us in connection with the securities, that dealer or its affiliate will expect to realize a profit projected by its proprietary pricing models from such hedging activities. Any such projected profit will be in addition to any discount, concession or distribution expense fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	95001H2D2
PRS-4

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Additional Information about the Issuer, the Guarantor and the Securities

You should read this pricing supplement together with the market measure supplement dated May 18, 2018, the prospectus supplement dated May 18, 2018 and the prospectus dated April 27, 2018 for additional information about the securities. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent it is different from that information. Certain defined terms used but not defined herein have the meanings set forth in the prospectus supplement.

When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Wells Fargo Finance LLC and not to any of its affiliates, including Wells Fargo & Company.

You may access the market measure supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filing for the relevant date on the SEC website):

•	Market Measure Supplement dated May 18, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518167616/d593569d424b2.htm

•	Prospectus Supplement dated May 18, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518167593/d523952d424b2.htm

•	Prospectus dated April 27, 2018:

https://www.sec.gov/Archives/edgar/data/72971/000119312518136909/d557983d424b2.htm

PRS-5

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Estimated Value of the Securities

The original offering price of each security of $1,000 includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type.

The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities.

Our funding considerations take into account the higher issuance, operational and ongoing management costs of market-linked debt such as the securities as compared to conventional debt of Wells Fargo & Company of the same maturity, as well as our and our affiliates’ liquidity needs and preferences. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described below and is used in determining the estimated value of the securities.

If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher. The estimated value of the securities as of the pricing date will be set forth in the final pricing supplement.

Determining the estimated value

Our affiliate, Wells Fargo Securities, LLC (“WFS”), calculated the estimated value of the securities set forth on the cover page of this pricing supplement based on its proprietary pricing models. Based on these pricing models and related market inputs and assumptions referred to in this section below, WFS determined an estimated value for the securities by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on the securities, which combination consists of a non-interest bearing, fixed-income bond (the “debt component”) and one or more derivative instruments underlying the economic terms of the securities (the “derivative component”).

The estimated value of the debt component is based on an internal funding rate that reflects, among other things, our and our affiliates’ view of the funding value of the securities. This rate is used for purposes of determining the estimated value of the securities since we expect secondary market prices, if any, for the securities that are provided by WFS or any of its affiliates to generally reflect such rate. WFS determined the estimated value of the securities based on this internal funding rate, rather than the assumed rate that we use to determine the economic terms of the securities, for the same reason.

WFS calculated the estimated value of the derivative component based on a proprietary derivative-pricing model, which generated a theoretical price for the derivative instruments that constitute the derivative component based on various inputs, including the “derivative component factors” identified in “Risk Factors—The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.” These inputs may be market-observable or may be based on assumptions made by WFS in its discretion.

The estimated value of the securities determined by WFS is subject to important limitations. See “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” and “—Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.”

Valuation of the securities after issuance

The estimated value of the securities is not an indication of the price, if any, at which WFS or any other person may be willing to buy the securities from you in the secondary market. The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based upon WFS’s proprietary pricing models and will fluctuate over the term of the securities due to changes in market conditions and other relevant factors. However, absent changes in these market conditions and other relevant factors, except as otherwise described in the following paragraph, any secondary market price will be lower than the estimated value on the pricing date because the secondary market price will be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Accordingly, unless market conditions and other relevant factors change significantly in your favor, any secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 6-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price. Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 6-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

If WFS or any of its affiliates makes a secondary market in the securities, WFS expects to provide those secondary market prices to any unaffiliated broker-dealers through which the securities are held and to commercial pricing vendors. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, that broker-dealer may obtain market prices for the securities from WFS (directly or indirectly), but could also obtain such market prices from other sources, and may be willing to purchase the securities at any given time at a price that differs from the price at which WFS or any of its affiliates is willing to purchase the securities. As a result, if you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although WFS and/or its affiliates may buy the securities from investors, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop.

PRS-7

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Investor Considerations

We have designed the securities for investors who:

■	seek an investment with contingent quarterly coupon payments at a rate of 7.00% to 8.00% per annum (to be determined on the pricing date) until the earlier of stated maturity or automatic call, if, and only if, the closing level of the lowest performing Index on the applicable quarterly calculation day is greater than or equal to 70% of its starting level;
■	understand that if the closing level of the lowest performing Index on the final calculation day has declined by more than 50% from its starting level, they will be fully exposed to the decline in the lowest performing Index from its starting level and will lose more than 50%, and possibly all, of the original offering price at stated maturity;
■	are willing to accept the risk that they may not receive any contingent coupon payment on one or more, or any, quarterly contingent coupon payment dates over the term of the securities;
■	understand that the securities may be automatically called prior to stated maturity and that the term of the securities may be as short as approximately one year;
■	understand that the return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day and that they will not benefit in any way from the performance of the better performing Indices;
■	understand that the securities are riskier than alternative investments linked to only one of the Indices or linked to a basket composed of each Index;
■	understand and are willing to accept the full downside risks of each Index;
■	are willing to forgo participation in any appreciation of any Index and dividends on securities included in the Indices; and
■	are willing to hold the securities to maturity.

The securities are not designed for, and may not be a suitable investment for, investors who:

■	seek a liquid investment or are unable or unwilling to hold the securities to maturity;
■	require full payment of the original offering price of the securities at stated maturity;
■	seek a security with a fixed term;
■	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price and that may be as low as the lower estimated value set forth on the cover page;
■	are unwilling to accept the risk that the closing level of the lowest performing Index on the final calculation day may decline by more than 50% from its starting level;
■	seek certainty of current income over the term of the securities;
■	seek exposure to the upside performance of any or each Index;
■	seek exposure to a basket composed of each Index or a similar investment in which the overall return is based on a blend of the performances of the Indices, rather than solely on the lowest performing Index;
■	are unwilling to accept the risk of exposure to the large- and small-capitalization segments of the United States equity market and the Eurozone equity market;
■	are unwilling to accept the credit risk of Wells Fargo Finance LLC and Wells Fargo & Company; or
■	prefer the lower risk of conventional fixed income investments with comparable maturities issued by companies with comparable credit ratings.

PRS-8

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Determining Payment On A Contingent Coupon Payment Date and at Maturity

If the securities have not been previously automatically called, on each quarterly contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing Index on the related quarterly calculation day.

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day. The lowest performing Index on any calculation day is the Index with the lowest performance factor on that calculation day. The performance factor of an Index on a calculation day is its closing level on that calculation day as a percentage of its starting level (i.e., its closing level on that calculation day divided by its starting level).

Step 2: Determine whether a contingent coupon is paid on the applicable contingent coupon payment date based on the closing level of the lowest performing Index on the relevant calculation day, as follows:

On the stated maturity date, if the securities have not been automatically called prior to the stated maturity date, you will receive (in addition to the final contingent coupon payment, if any) a cash payment per security (the maturity payment amount) calculated as follows:

Step 1: Determine which Index is the lowest performing Index on the final calculation day. The lowest performing Index on the final calculation day is the Index with the lowest performance factor on the final calculation day. The performance factor of an Index on the final calculation day is its ending level as a percentage of its starting level (i.e., its ending level divided by its starting level).

Step 2: Calculate the maturity payment amount based on the ending level of the lowest performing Index, as follows:

PRS-9

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Hypothetical Payout Profile

The following profile illustrates the potential maturity payment amount on the securities (excluding the final contingent coupon payment, if any) for a range of hypothetical performances of the lowest performing Index on the final calculation day from its starting level to its ending level, assuming the securities have not been automatically called prior to the stated maturity date. This graph has been prepared for purposes of illustration only. Your actual return will depend on the actual ending level of the lowest performing Index on the final calculation day and whether you hold your securities to stated maturity. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Risk Factors

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. You should carefully consider the risk factors set forth below as well as the other information contained in this pricing supplement and the accompanying market measure supplement, prospectus supplement and prospectus, including the documents they incorporate by reference. As described in more detail below, the value of the securities may vary considerably before the stated maturity date due to events that are difficult to predict and are beyond our control. You should reach an investment decision only after you have carefully considered with your advisors the suitability of an investment in the securities in light of your particular circumstances.

If The Securities Are Not Automatically Called Prior to Stated Maturity, You May Lose Some Or All Of The Original Offering Price Of Your Securities At Stated Maturity.

We will not repay you a fixed amount on your securities at stated maturity. If the securities are not automatically called prior to stated maturity, you will receive a maturity payment amount that will be equal to or less than the original offering price per security, depending on the ending level of the lowest performing Index on the final calculation day.

If the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, the maturity payment amount will be reduced by an amount equal to the decline in the level of the lowest performing Index from its starting level (expressed as a percentage of its starting level). The downside threshold level for each Index is 50% of its starting level. For example, if the securities are not automatically called and the lowest performing Index on the final calculation day has declined by 50.1% from its starting level to its ending level, you will not receive any benefit of the contingent downside protection feature and you will lose 50.1% of the original offering price per security. As a result, you will not receive any protection if the level of the lowest performing Index on the final calculation day declines significantly and you may lose some, and possibly all, of the original offering price per security at stated maturity, even if the level of the lowest performing Index is greater than or equal to its starting level or its downside threshold level at certain times during the term of the securities.

Even if the ending level of the lowest performing Index on the final calculation day is greater than its downside threshold level, the maturity payment amount will not exceed the original offering price, and your yield on the securities, taking into account any contingent coupon payments you may have received during the term of the securities, may be less than the yield you would earn if you bought a traditional interest-bearing debt security of Wells Fargo Finance LLC or another issuer with a similar credit rating.

The Securities Do Not Provide For Fixed Payments Of Interest And You May Receive No Coupon Payments On One Or More Quarterly Contingent Coupon Payment Dates, Or Even Throughout The Entire Term Of The Securities.

On each quarterly contingent coupon payment date you will receive a contingent coupon payment if, and only if, the closing level of the lowest performing Index on the related calculation day is greater than or equal to its coupon threshold level. The coupon threshold level for each Index is 70% of its starting level. If the closing level of the lowest performing Index on any calculation day is less than its coupon threshold level, you will not receive any contingent coupon payment on the related contingent coupon payment date, and if the closing level of the lowest performing Index is less than its coupon threshold level on each calculation day over the term of the securities, you will not receive any contingent coupon payments over the entire term of the securities.

The Securities Are Subject To The Full Risks Of Each Index And Will Be Negatively Affected If Any Index Performs Poorly, Even If The Other Indices Perform Favorably.

You are subject to the full risks of each Index. If any Index performs poorly, you will be negatively affected, even if the other Indices perform favorably. The securities are not linked to a basket composed of the Indices, where the better performance of some Indices could offset the poor performance of others. Instead, you are subject to the full risks of whichever Index is the lowest performing Index on each calculation day. As a result, the securities are riskier than an alternative investment linked to only one of the Indices or linked to a basket composed of each Index. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Index.

Your Return On The Securities Will Depend Solely On The Performance Of The Index That Is The Lowest Performing Index On Each Calculation Day, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Indices.

Your return on the securities will depend solely on the performance of the Index that is the lowest performing Index on each calculation day. Although it is necessary for each Index to close above its respective coupon threshold level on the relevant calculation day in order for you to receive a quarterly contingent coupon payment and above its respective downside threshold level on the final calculation day for you to be repaid the original offering price of your securities at maturity, you will not benefit in any way from the performance of the better performing Indices. The securities may underperform an alternative investment linked to a basket composed of the Indices, since in such case the performance of the better performing Indices would be blended with the performance of the lowest performing Index, resulting in a better return than the return of the lowest performing Index alone.

You Will Be Subject To Risks Resulting From The Relationship Between The Indices.

It is preferable from your perspective for the Indices to be correlated with each other so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Indices will not exhibit this relationship. The less correlated the Indices, the more likely it is that any one of the Indices will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Indices to perform poorly; the performance of the better performing Indices is not relevant to your return on the securities. It is impossible to predict what the relationship between

PRS-11

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

the Indices will be over the term of the securities. Each Index represents a different equity market. The S&P 500 Index represents the large capitalization segment of the United States equity market, the Russell 2000 Index represents the small capitalization segment of the United States equity market and the EURO STOXX 50 Index represents the Eurozone equity market. These different equity markets may not perform similarly over the term of the securities.

You May Be Fully Exposed To The Decline In The Lowest Performing Index On The Final Calculation Day From Its Starting Level, But Will Not Participate In Any Positive Performance Of Any Index.

Even though you will be fully exposed to a decline in the level of the lowest performing Index on the final calculation day if its ending level is below its downside threshold level, you will not participate in any increase in the level of any Index over the term of the securities. Your maximum possible return on the securities will be limited to the sum of the contingent coupon payments you receive, if any. Consequently, your return on the securities may be significantly less than the return you could achieve on an alternative investment that provides for participation in an increase in the level of any or each Index.

Higher Contingent Coupon Rates Are Associated With Greater Risk.

The securities offer contingent coupon payments at a higher rate, if paid, than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential contingent coupon payments are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that you may not receive a contingent coupon payment on one or more, or any, contingent coupon payment dates and the risk that you may lose a substantial portion, and possibly all, of the original offering price per security at maturity. The volatility of the Indices and the correlation among the Indices are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the level of an Index, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the levels of the Indices tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Indices or lower expected correlation among the Indices as of the pricing date may result in a higher contingent coupon rate, but it also represents a greater expected likelihood as of the pricing date that the closing level of at least one Index will be less than its coupon threshold level on one or more calculation days, such that you will not receive one or more, or any, contingent coupon payments during the term of the securities, and that the closing level of at least one Index will be less than its downside threshold level on the final calculation day such that you will lose a substantial portion, and possibly all, of the original offering price per security at maturity. In general, the higher the contingent coupon rate is relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that you will not receive one or more, or any, contingent coupon payments during the term of the securities and that you will lose a substantial portion, and possibly all, of the original offering price per security at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called, the term of the securities may be reduced to as short as approximately one year. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

An Investment In The Securities May Be More Risky Than An Investment In Securities With A Shorter Term.

The securities have a term of eight years, subject to the automatic call feature. By purchasing securities with a longer term, you will be subject to all the risks of the securities for a longer period of time, which may increase the potential negative impact of those risks. For example, if the level of any Index declines below its coupon threshold level and remains below its coupon threshold level for an extended period of time, you may be more adversely affected by that decline as a holder of the securities than you would be if you held otherwise comparable securities with a shorter term, because the period of time during which you may hold an investment that pays no interest may be longer. Similarly, if general market interest rates rise, so that the contingent coupon rate payable on the securities compares less favorably to interest rates payable on less risky conventional fixed rate debt securities, the negative impact of that increase on the securities is likely to be greater than it would be if the securities had a shorter term. If you tried to sell your securities at a time when the risks of the securities have increased, the value of your securities in any secondary market transaction would likely be more adversely affected by these risks than if the securities had a shorter term.

The Securities Are Subject To Credit Risk.

The securities are our obligations, are fully and unconditionally guaranteed by the Guarantor and are not, either directly or indirectly, an obligation of any other third party. Any amounts payable under the securities are subject to creditworthiness, and you will have no ability to pursue any securities included in any Index for payment. As a result, our and the Guarantor’s actual and perceived creditworthiness may affect the value of the securities and, in the event we and the Guarantor were to default on the obligations under the securities and the guarantee, you may not receive any amounts owed to you under the terms of the securities.

As A Finance Subsidiary, We Have No Independent Operations And Will Have No Independent Assets.

As a finance subsidiary, we have no independent operations beyond the issuance and administration of our securities and will have no independent assets available for distributions to the holders of our securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by the Guarantor and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of the Guarantor. Holders will have recourse only to a single claim against the Guarantor and its assets under the guarantee. Holders of the securities should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu

PRS-12

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

with the claims of other unsecured, unsubordinated creditors of the Guarantor, including holders of unsecured, unsubordinated debt securities issued by the Guarantor.

Holders Of The Securities Have Limited Rights Of Acceleration.

Payment of principal on the securities may be accelerated only in the case of payment defaults that continue for a period of 30 days, certain events of bankruptcy or insolvency relating to Wells Fargo Finance LLC only, whether voluntary or involuntary, certain situations under which the guarantee ceases to be in full force and effect or if the Guarantor denies or disaffirms its obligations under the guarantee. If you purchase the securities, you will have no right to accelerate the payment of principal on the securities if we fail in the performance of any of our obligations under the securities, other than the obligations to pay principal and interest on the securities. See “Description of Debt Securities of Wells Fargo Finance LLC—Events of Default and Covenant Breaches” in the accompanying prospectus.

Holders Of The Securities Could Be At Greater Risk For Being Structurally Subordinated If Either We Or The Guarantor Convey, Transfer Or Lease All Or Substantially All Of Our Or Its Assets To One Or More Of The Guarantor’s Subsidiaries.

Under the indenture, we may convey, transfer or lease all or substantially all of our assets to one or more of the Guarantor’s subsidiaries. Similarly, the Guarantor may convey, transfer or lease all or substantially all of its assets to one or more of its subsidiaries. In either case, third-party creditors of the Guarantor’s subsidiaries would have additional assets from which to recover on their claims while holders of the securities would be structurally subordinated to creditors of the Guarantor’s subsidiaries with respect to such assets. See “Description of Debt Securities of Wells Fargo Finance LLC—Consolidation, Merger or Sale” in the accompanying prospectus.

The Securities Will Not Have The Benefit Of Any Cross-Default Or Cross-Acceleration With Other Indebtedness Of The Guarantor; Events Of Bankruptcy, Insolvency, Receivership Or Liquidation Relating To The Guarantor And Failure By The Guarantor To Perform Any Of Its Covenants Or Warranties (Other Than A Payment Default Under The Guarantee) Will Not Constitute An Event Of Default With Respect To The Securities.

The securities will not have the benefit of any cross-default or cross-acceleration with other indebtedness of the Guarantor. In addition, events of bankruptcy, insolvency, receivership or liquidation relating to the Guarantor and failure by the Guarantor to perform any of its covenants or warranties (other than a payment default under the guarantee) will not constitute an event of default with respect to the securities.

The Estimated Value Of The Securities On The Pricing Date, Based On WFS’s Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

The original offering price of the securities includes certain costs that are borne by you. Because of these costs, the estimated value of the securities on the pricing date will be less than the original offering price. The costs included in the original offering price relate to selling, structuring, hedging and issuing the securities, as well as to our funding considerations for debt of this type. The costs related to selling, structuring, hedging and issuing the securities include (i) the agent discount (if any), (ii) the projected profit that our hedge counterparty (which may be one of our affiliates) expects to realize for assuming risks inherent in hedging our obligations under the securities and (iii) hedging and other costs relating to the offering of the securities. Our funding considerations are reflected in the fact that we determine the economic terms of the securities based on an assumed rate that is generally lower than our internal funding rate, which is described above under “Estimated Value of the Securities—Determining the estimated value.” If the costs relating to selling, structuring, hedging and issuing the securities were lower, or if the assumed rate we use to determine the economic terms of the securities were higher, the economic terms of the securities would be more favorable to you and the estimated value would be higher.

The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers.

The estimated value of the securities was determined for us by WFS using its proprietary pricing models and related market inputs and assumptions referred to above under “Estimated Value of the Securities—Determining the estimated value.” Certain inputs to these models may be determined by WFS in its discretion. WFS’s views on these inputs may differ from other dealers’ views, and WFS’s estimated value of the securities may be higher, and perhaps materially higher, than the estimated value of the securities that would be determined by other dealers in the market. WFS’s models and its inputs and related assumptions may prove to be wrong and therefore not an accurate reflection of the value of the securities.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

The price, if any, at which WFS or any of its affiliates may purchase the securities in the secondary market will be based on WFS’s proprietary pricing models and will fluctuate over the term of the securities as a result of changes in the market and other factors described in the next risk factor. Any such secondary market price for the securities will also be reduced by a bid-offer spread, which may vary depending on the aggregate face amount of the securities to be purchased in the secondary market transaction, and the expected cost of unwinding any related hedging transactions. Unless the factors described in the next risk factor change significantly in your favor, any such secondary market price for the securities is likely to be less than the original offering price.

If WFS or any of its affiliates makes a secondary market in the securities at any time up to the issue date or during the 6-month period following the issue date, the secondary market price offered by WFS or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring, hedging and issuing the securities that are included in the original offering price.

PRS-13

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Because this portion of the costs is not fully deducted upon issuance, any secondary market price offered by WFS or any of its affiliates during this period will be higher than it would be if it were based solely on WFS’s proprietary pricing models less the bid-offer spread and hedging unwind costs described above. The amount of this increase in the secondary market price will decline steadily to zero over this 6-month period. If you hold the securities through an account at WFS or any of its affiliates, we expect that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS or any of its affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS or any of its affiliates, as discussed above under “Estimated Value of the Securities—Valuation of the securities after issuance.”

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current level of each Index, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which we refer to as the “derivative component factors,” are expected to affect the value of the securities. When we refer to the “value” of your security, we mean the value you could receive for your security if you are able to sell it in the open market before the stated maturity date.

•	Performance of the Indices. The value of the securities prior to maturity will depend substantially on the then-current level of each Index. The price at which you may be able to sell the securities before stated maturity may be at a discount, which could be substantial, from their original offering price, if the level of the lowest performing Index at such time is less than, equal to or not sufficiently above its starting level, its coupon threshold level or its downside threshold level.
•	Interest Rates. The value of the securities may be affected by changes in the interest rates in the U.S. markets.
•	Volatility Of The Indices. Volatility is the term used to describe the size and frequency of market fluctuations. The value of the securities may be affected if the volatility of the Indices changes.
•	Correlation Among The Indices. Correlation refers to the extent to which the levels of the Indices tend to fluctuate at the same time, in the same direction and in similar magnitudes. The correlation among the Indices may be positive, zero or negative. The value of the securities is likely to decrease if the correlation among the Indices decreases.
•	Time Remaining To Maturity. The value of the securities at any given time prior to maturity will likely be different from that which would be expected based on the then-current levels of the Indices. This difference will most likely reflect a discount due to expectations and uncertainty concerning the levels of the Indices during the period of time still remaining to the stated maturity date.
•	Dividend Yields On Securities Included In The Indices. The value of the securities may be affected by the dividend yields on securities included in the Indices.
•	Volatility Of Currency Exchange Rates. Since the level of the EURO STOXX 50 Index is based on the value of its component stocks as expressed in a foreign currency, the value of the securities may be affected if the volatility of the exchange rate between the U.S. dollar and that foreign currency changes.
•	Correlation Between Currency Exchange Rates And The EURO STOXX 50 Index. Since the level of the EURO STOXX 50 Index is based on the value of its component stocks as expressed in a foreign currency, the value of the securities may be affected by changes in the correlation between the exchange rate between the U.S. dollar and that foreign currency and the EURO STOXX 50 Index.

In addition to the derivative component factors, the value of the securities will be affected by actual or anticipated changes in our and the Guarantor’s creditworthiness. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, you will not receive the contingent coupon payments that would have accrued, if any, had the securities been called on a later calculation day or held until the stated maturity date. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the level of any or all of the Indices. Because numerous factors are expected to affect the value of the securities, changes in the level of the Indices may not result in a comparable change in the value of the securities.

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange or any automated quotation system. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

PRS-14

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Historical Levels Of The Indices Should Not Be Taken As An Indication Of The Future Performance Of The Indices During The Term Of The Securities.

The trading prices of the securities included in the Indices will determine the levels of the Indices and, therefore, whether the securities will be automatically called prior to stated maturity, the amount payable to you at maturity and whether contingent coupon payments will be made. As a result, it is impossible to predict whether the closing levels of the Indices will fall or rise compared to their respective starting levels. Trading prices of the securities included in the Indices will be influenced by complex and interrelated political, economic, financial and other factors that can affect the markets in which those securities are traded and the values of those securities themselves. Accordingly, any historical levels of the Indices do not provide an indication of the future performance of the Indices.

Changes That Affect The Indices May Adversely Affect The Value Of The Securities And The Amount You Will Receive At Stated Maturity.

The policies of an index sponsor concerning the calculation of the relevant Index and the addition, deletion or substitution of securities comprising such Index and the manner in which an index sponsor takes account of certain changes affecting such securities may affect the level of such Index and, therefore, may affect the value of the securities, the likelihood of the occurrence of an automatic call, the amount payable at maturity and whether contingent coupon payments will be made. An index sponsor may discontinue or suspend calculation or dissemination of the relevant Index or materially alter the methodology by which it calculates such Index. Any such actions could adversely affect the value of the securities.

We Cannot Control Actions By Any Of The Unaffiliated Companies Whose Securities Are Included In The Indices.

Actions by any company whose securities are included in an Index may have an adverse effect on the price of its security, the closing level of such Index on any calculation day, the ending level of such Index and the value of the securities. Our parent company, Wells Fargo & Company, is currently one of the companies included in the S&P 500 Index, but neither we nor the Guarantor are affiliated with any of the other companies included in any Index. These unaffiliated companies will not be involved in the offering of the securities and will have no obligations with respect to the securities, including any obligation to take our or your interests into consideration for any reason. These companies will not receive any of the proceeds of the offering of the securities and will not be responsible for, and will not have participated in, the determination of the timing of, prices for, or quantities of, the securities to be issued. These companies will not be involved with the administration, marketing or trading of the securities and will have no obligations with respect to any amounts to be paid to you on the securities.

We And Our Affiliates Have No Affiliation With Any Index Sponsor And Have Not Independently Verified Their Public Disclosure Of Information.

We and our affiliates are not affiliated in any way with any index sponsor and have no ability to control or predict their actions, including any errors in or discontinuation of disclosure regarding the methods or policies relating to the calculation of the applicable Index. We have derived the information about the index sponsors and the Indices contained in this pricing supplement and the accompanying market measure supplement from publicly available information, without independent verification. You, as an investor in the securities, should make your own investigation into each Index and the index sponsors. The index sponsors are not involved in the offering of the securities made hereby in any way and have no obligation to consider your interests as an owner of the securities in taking any actions that might affect the value of the securities.

An Investment In The Securities Is Subject To Risks Associated With Investing In Stocks With A Small Market Capitalization.

The stocks that constitute the Russell 2000 Index are issued by companies with relatively small market capitalization. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies. As a result, the Russell 2000 Index may be more volatile than that of an equity index that does not track solely small capitalization stocks. Stock prices of small capitalization companies are also generally more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded, and be less attractive to many investors if they do not pay dividends. In addition, small capitalization companies are typically less well-established and less stable financially than large capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of those individuals. Small capitalization companies tend to have lower revenues, less diverse product lines, smaller shares of their target markets, fewer financial resources and fewer competitive strengths than large capitalization companies. These companies may also be more susceptible to adverse developments related to their products or services.

An Investment In The Securities Is Subject To Risks Associated With Foreign Securities Markets.

The EURO STOXX 50 Index includes the stocks of foreign companies and you should be aware that investments in securities linked to the value of foreign equity securities involve particular risks. Foreign securities markets may have less liquidity and may be more volatile than the U.S. securities markets, and market developments may affect foreign markets differently than U.S. securities markets. Direct or indirect government intervention to stabilize a foreign securities market, as well as cross-shareholdings in foreign companies, may affect trading prices and volumes in those markets. Also, there is generally less publicly available information about non-U.S. companies that are not subject to the reporting requirements of the Securities and Exchange Commission, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies.

The prices and performance of securities of non-U.S. companies are subject to political, economic, financial, military and social factors which could negatively affect foreign securities markets, including the possibility of recent or future changes in a foreign government’s economic, monetary and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities, the possibility of imposition of withholding taxes on dividend

PRS-15

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

income, the possibility of fluctuations in the rate of exchange between currencies, the possibility of outbreaks of hostility or political instability and the possibility of natural disaster or adverse public health developments. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, trade surpluses or deficits, capital reinvestment, resources and self-sufficiency.

The stocks included in the EURO STOXX 50 Index may be listed on a foreign stock exchange. A foreign stock exchange may impose trading limitations intended to prevent extreme fluctuations in individual security prices and may suspend trading in certain circumstances. These actions could limit variations in the closing level of the EURO STOXX 50 Index which could, in turn, adversely affect the value of the securities.

A Contingent Coupon Payment Date, A Call Settlement Date And The Stated Maturity Date May Be Postponed If A Calculation Day Is Postponed.

A calculation day (including the final calculation day) with respect to an Index will be postponed if the applicable originally scheduled calculation day is not a trading day with respect to any Index or if the calculation agent determines that a market disruption event has occurred or is continuing with respect to that Index on that calculation day. If such a postponement occurs with respect to a calculation day other than the final calculation day, then the related contingent coupon payment date or call settlement date, as applicable, will be postponed. If such a postponement occurs with respect to the final calculation day, the stated maturity date will be the later of (i) the initial stated maturity date and (ii) three business days after the last final calculation day as postponed.

Our And The Guarantor’s Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our and the Guarantor’s economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. WFS, which is our affiliate, will be the calculation agent for the securities. As calculation agent, WFS will determine the closing level of each Index on each calculation day, the ending level of each Index, whether the securities are automatically called and whether you receive a contingent coupon payment on a contingent coupon payment date and may be required to make other determinations that affect the return you receive on the securities. In making these determinations, the calculation agent may be required to make discretionary judgments, including determining whether a market disruption event has occurred with respect to any Index on a scheduled calculation day, which may result in postponement of that calculation day with respect to that Index; determining the closing level of an Index if a calculation day is postponed with respect to that Index to the last day to which it may be postponed and a market disruption event occurs with respect to that Index on that day; if an Index is discontinued, selecting a successor index or, if no successor index is available, determining the closing level of that Index on any calculation day and the ending level of that Index; and determining whether to adjust the closing level of an Index on a calculation day in the event of certain changes in or modifications to that Index. In making these discretionary judgments, the fact that WFS is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and WFS’s determinations as calculation agent may adversely affect your return on the securities.
•	The estimated value of the securities was calculated by our affiliate and is therefore not an independent third-party valuation. WFS calculated the estimated value of the securities set forth on the cover page of this pricing supplement, which involved discretionary judgments by WFS, as described under “Risk Factors—The Estimated Value Of The Securities Is Determined By Our Affiliate’s Pricing Models, Which May Differ From Those Of Other Dealers” above. Accordingly, the estimated value of the securities set forth on the cover page of this pricing supplement is not an independent third-party valuation.
•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the levels of the Indices. Our affiliates or any participating dealer in the offering of the securities or its affiliates may, at present or in the future, publish research reports on the Indices or the companies whose securities are included in an Index. This research is modified from time to time without notice and may, at present or in the future, express opinions or provide recommendations that are inconsistent with purchasing or holding the securities. Any research reports on the Indices or the companies whose securities are included in an Index could adversely affect the level of the applicable Index and, therefore, could adversely affect the value of and your return on the securities. You are encouraged to derive information concerning the Indices from multiple sources and should not rely on the views expressed by us or our affiliates or any participating dealer or its affiliates. In addition, any research reports on the Indices or the companies whose securities are included in an Index published on or prior to the pricing date could result in an increase in the levels of the Indices on the pricing date, which would adversely affect investors in the securities by increasing the level at which each Index must close on each calculation day (including the final calculation day) in order for investors in the securities to receive a favorable return.
•	Business activities of our affiliates or any participating dealer or its affiliates with the companies whose securities are included in an Index may adversely affect the level of such Index. Our affiliates or any participating
PRS-16

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

dealer or its affiliates may, at present or in the future, engage in business with the companies whose securities are included in an Index, including making loans to those companies (including exercising creditors’ remedies with respect to such loans), making equity investments in those companies or providing investment banking, asset management or other advisory services to those companies. These business activities could adversely affect the level of such Index and, therefore, could adversely affect the value of and your return on the securities. In addition, in the course of these business activities, our affiliates or any participating dealer or its affiliates may acquire non-public information about one or more of the companies whose securities are included in an Index. If our affiliates or any participating dealer or its affiliates do acquire such non-public information, we and they are not obligated to disclose such non-public information to you.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the levels of the Indices. We expect to hedge our obligations under the securities through one or more hedge counterparties, which may include our affiliates or any participating dealer or its affiliates. Pursuant to such hedging activities, our hedge counterparties may acquire securities included in an Index or listed or over-the-counter derivative or synthetic instruments related to the Indices or such securities. Depending on, among other things, future market conditions, the aggregate amount and the composition of such positions are likely to vary over time. To the extent that our hedge counterparties have a long hedge position in any of the securities included in an Index, or derivative or synthetic instruments related to the Indices or such securities, they may liquidate a portion of such holdings at or about the time of a calculation day or at or about the time of a change in the securities included in the Indices. These hedging activities could potentially adversely affect the levels of the Indices and, therefore, could adversely affect the value of and your return on the securities.
•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the levels of the Indices. Our affiliates or any participating dealer or its affiliates may engage in trading in the securities included in an Index and other instruments relating to the Indices or such securities on a regular basis as part of their general broker-dealer and other businesses. Any of these trading activities could potentially adversely affect the levels of the Indices and, therefore, could adversely affect the value of and your return on the securities.
•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you. If any participating dealer or any of its affiliates conducts hedging activities for us in connection with the securities, that participating dealer or its affiliates will expect to realize a projected profit from such hedging activities. If a participating dealer receives a concession and/or distribution expense fee for the sale of the securities to you, this projected hedging profit will be in addition to the concession and/or distribution expense fee, creating a further incentive for the participating dealer to sell the securities to you.

The U.S. Federal Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority as to the proper U.S. federal tax treatment of the securities, and we do not intend to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with the treatment of the securities as described in this pricing supplement under “United States Federal Tax Considerations.” If the IRS were successful in asserting an alternative treatment, the tax consequences of ownership and disposition of the securities might be materially and adversely affected.

Non-U.S. holders should note that persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to a non-U.S. holder, generally at a rate of 30%. To the extent that we have withholding responsibility in respect of the securities, we intend to so withhold.

In addition, Section 871(m) of the Internal Revenue Code of 1986, as amended (the “Code”), imposes a withholding tax of up to 30% on “dividend equivalents” paid or deemed paid to non-U.S. investors in respect of certain financial instruments linked to U.S. equities. In light of Treasury regulations, as modified by an IRS notice, that provide a general exemption for financial instruments issued prior to January 1, 2021 that do not have a “delta” of one, as of the date of this preliminary pricing supplement the securities should not be subject to withholding under Section 871(m). However, information about the application of Section 871(m) to the securities will be updated in the final pricing supplement. Moreover, the IRS could challenge a conclusion that the securities should not be subject to withholding under Section 871(m).

We will not be required to pay any additional amounts with respect to amounts withheld.

You should read carefully the discussion under “United States Federal Tax Considerations” in this pricing supplement and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Hypothetical Returns

If the securities are automatically called:

If the securities are automatically called prior to stated maturity, you will receive the original offering price of your securities plus a final contingent coupon payment on the call settlement date. In the event the securities are automatically called, your total return on the securities will equal any contingent coupon payments received prior to the call settlement date and the contingent coupon payment received on the call settlement date.

If the securities are not automatically called:

If the securities are not automatically called prior to stated maturity, the following table illustrates, for a range of hypothetical performance factors of the lowest performing Index on the final calculation day, the hypothetical maturity payment amount payable at stated maturity per security (excluding the final contingent coupon payment, if any). The performance factor of the lowest performing Index on the final calculation day is its ending level expressed as a percentage of its starting level (i.e., its ending level divided by its starting level).

Hypothetical performance factor of lowest performing Index on final calculation day	Hypothetical maturity payment amount per security
175.00%	$1,000.00
160.00%	$1,000.00
150.00%	$1,000.00
140.00%	$1,000.00
130.00%	$1,000.00
120.00%	$1,000.00
110.00%	$1,000.00
100.00%	$1,000.00
90.00%	$1,000.00
80.00%	$1,000.00
70.00%	$1,000.00
60.00%	$1,000.00
50.00%	$1,000.00
49.00%	$490.00
40.00%	$400.00
30.00%	$300.00
25.00%	$250.00

The above figures do not take into account contingent coupon payments, if any, received during the term of the securities. As evidenced above, in no event will you have a positive rate of return based solely on the maturity payment amount received at maturity; any positive return will be based solely on the contingent coupon payments, if any, received during the term of the securities.

The above figures are for purposes of illustration only and may have been rounded for ease of analysis. If the securities are not automatically called prior to stated maturity, the actual amount you will receive at stated maturity will depend on the actual ending level of the lowest performing Index on the final calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Hypothetical Contingent Coupon Payments

Set forth below are three examples that illustrate how to determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on a quarterly contingent coupon payment date prior to the stated maturity date. The examples do not reflect any specific quarterly contingent coupon payment date. The following examples reflect a hypothetical contingent coupon rate of 7.50% per annum (the midpoint of the specified range for the contingent coupon rate) and assume the hypothetical starting level, coupon threshold level and closing levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level or coupon threshold level. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level and coupon threshold level for each Index will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Indices, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its coupon threshold level and less than its starting level. As a result, investors receive a contingent coupon payment on the applicable quarterly contingent coupon payment date and the securities are not automatically called.

	S&P 500 Index	Russell 2000 Index	EURO STOXX 50 Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	90.00	95.00	80.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Performance factor (closing level on calculation day divided by starting level):	90.00%	95.00%	80.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the EURO STOXX 50 Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its coupon threshold level, but less than its starting level, you would receive a contingent coupon payment on the applicable contingent coupon payment date and the securities would not be automatically called. The contingent coupon payment would be equal to $18.75 per security, determined as follows: (i) $1,000 multiplied by 7.50% per annum divided by (ii) 4, rounded to the nearest cent.

Example 2. The closing level of the lowest performing Index on the relevant calculation day is less than its coupon threshold level. As a result, investors do not receive a contingent coupon payment on the applicable quarterly contingent coupon payment date and the securities are not automatically called.

	S&P 500 Index	Russell 2000 Index	EURO STOXX 50 Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	69.00	125.00	105.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Performance factor (closing level on calculation day divided by starting level):	69.00%	125.00%	105.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the S&P 500 Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is less than its coupon threshold level, you would not receive a contingent coupon payment on the applicable contingent coupon payment date. In addition, the securities would not be automatically called, even though the closing levels of the better performing Indices on the relevant calculation day are greater than their starting levels. As this example illustrates, whether you receive a contingent coupon payment and whether the securities are automatically called on a quarterly contingent coupon payment date will depend solely on the closing level of the lowest performing Index on the relevant calculation day. The performance of the better performing Indices is not relevant to your return on the securities.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Example 3. The closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its starting level. As a result, the securities are automatically called on the applicable quarterly contingent coupon payment date for the original offering price plus a final contingent coupon payment.

	S&P 500 Index	Russell 2000 Index	EURO STOXX 50 Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical closing level on relevant calculation day:	115.00	105.00	130.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Performance factor (closing level on calculation day divided by starting level):	115.00%	105.00%	130.00%

Step 1: Determine which Index is the lowest performing Index on the relevant calculation day.

In this example, the Russell 2000 Index has the lowest performance factor and is, therefore, the lowest performing Index on the relevant calculation day.

Step 2: Determine whether a contingent coupon payment will be paid and whether the securities will be automatically called on the applicable quarterly contingent coupon payment date.

Since the hypothetical closing level of the lowest performing Index on the relevant calculation day is greater than or equal to its starting level, the securities would be automatically called and you would receive the original offering price plus a final contingent coupon payment on the applicable contingent coupon payment date, which is also referred to as the call settlement date. On the call settlement date, you would receive $1,018.75 per security.

If the securities are automatically called prior to maturity, you will not receive any further payments after the call settlement date.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Hypothetical Payment at Stated Maturity

Set forth below are four examples of calculations of the maturity payment amount payable at stated maturity, assuming that the securities have not been automatically called prior to stated maturity and assuming the hypothetical starting level, coupon threshold level, downside threshold level and ending levels for each Index indicated in the examples. The terms used for purposes of these hypothetical examples do not represent any actual starting level, coupon threshold level or downside threshold level. The hypothetical starting level of 100.00 for each Index has been chosen for illustrative purposes only and does not represent the actual starting level for any Index. The actual starting level, coupon threshold level and downside threshold level for each Index will be determined on the pricing date and will be set forth under “Terms of the Securities” above. For historical data regarding the actual closing levels of the Indices, see the historical information provided herein. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis.

Example 1. The ending level of the lowest performing Index on the final calculation day is greater than its starting level, the maturity payment amount is equal to the original offering price of your securities at maturity and you receive a final contingent coupon payment:

	S&P 500 Index	Russell 2000 Index	EURO STOXX 50 Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	145.00	135.00	125.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Hypothetical downside threshold level:	50.00	50.00	50.00
Performance factor (ending level divided by starting level):	145.00%	135.00%	125.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the EURO STOXX 50 Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index on the final calculation day is greater than its hypothetical downside threshold level, the maturity payment amount would equal the original offering price. Although the hypothetical ending level of the lowest performing Index on the final calculation day is significantly greater than its hypothetical starting level in this scenario, the maturity payment amount will not exceed the original offering price.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 2. The ending level of the lowest performing Index on the final calculation day is less than its starting level but greater than its downside threshold level and its coupon threshold level, the maturity payment amount is equal to the original offering price of your securities at maturity and you receive a final contingent coupon payment:

	S&P 500 Index	Russell 2000 Index	EURO STOXX 50 Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	80.00	115.00	110.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Hypothetical downside threshold level:	50.00	50.00	50.00
Performance factor (ending level divided by starting level):	80.00%	115.00%	110.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the S&P 500 Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index is less than its hypothetical starting level, but not by more than 50%, you would be repaid the original offering price of your securities at maturity.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security as well as a final contingent coupon payment.

Example 3. The ending level of the lowest performing Index on the final calculation day is less than its starting level and its coupon threshold level but greater than its downside threshold level and the maturity payment amount is equal to the original offering price of your securities at maturity, but you will not receive a final contingent coupon payment:

	S&P 500 Index	Russell 2000 Index	EURO STOXX 50 Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	65.00	115.00	110.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Hypothetical downside threshold level:	50.00	50.00	50.00
Performance factor (ending level divided by starting level):	65.00%	115.00%	110.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the S&P 500 Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index is less than its hypothetical starting level, but not by more than 50%, you would be repaid the original offering price of your securities at maturity.

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $1,000 per security. However, because the hypothetical ending level of the lowest performing Index is less than its coupon threshold level, you will not receive a final contingent coupon payment.

Example 4. The ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, the maturity payment amount is less than the original offering price of your securities at maturity and you do not receive a final contingent coupon payment:

	S&P 500 Index	Russell 2000 Index	EURO STOXX 50 Index
Hypothetical starting level:	100.00	100.00	100.00
Hypothetical ending level:	120.00	45.00	90.00
Hypothetical coupon threshold level:	70.00	70.00	70.00
Hypothetical downside threshold level:	50.00	50.00	50.00
Performance factor (ending level divided by starting level):	120.00%	45.00%	90.00%

Step 1: Determine which Index is the lowest performing Index on the final calculation day.

In this example, the Russell 2000 Index has the lowest performance factor and is, therefore, the lowest performing Index on the final calculation day.

Step 2: Determine the maturity payment amount based on the ending level of the lowest performing Index on the final calculation day.

Since the hypothetical ending level of the lowest performing Index on the final calculation day is less than its hypothetical starting level by more than 50%, you would lose a portion of the original offering price of your securities and receive the maturity payment amount equal to $450.00 per security, calculated as follows:

= $1,000 × performance factor of the lowest performing Index on the final calculation day

= $1,000 × 45.00%

= $450.00

In addition to any contingent coupon payments received during the term of the securities, on the stated maturity date you would receive $450.00 per security, but no final contingent coupon payment.

These examples illustrate that you will not participate in any appreciation of any Index, but will be fully exposed to a decrease in the lowest performing Index if the ending level of the lowest performing Index on the final calculation day is less than its downside threshold level, even if the ending levels of the other Indices have appreciated or have not declined below their respective downside threshold level.

To the extent that the starting level, coupon threshold level, downside threshold level and ending level of the lowest performing Index differ from the values assumed above, the results indicated above would be different.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Additional Terms of the Securities

Wells Fargo Finance LLC will issue the securities as part of a series of senior unsecured debt securities entitled “Medium-Term Notes, Series A,” which is more fully described in the prospectus supplement. Information included in this pricing supplement supersedes information in the market measure supplement, prospectus supplement and prospectus to the extent that it is different from that information.

Certain Definitions

A “trading day” with respect to the S&P 500 Index or the Russell 2000 Index means a day, as determined by the calculation agent, on which (i) the relevant stock exchanges with respect to each security underlying such Index are scheduled to be open for trading for their respective regular trading sessions and (ii) each related futures or options exchange with respect to such Index is scheduled to be open for trading for its regular trading session.

A “trading day” with respect to the EURO STOXX 50 Index means a day, as determined by the calculation agent, on which (i) the relevant index sponsor is scheduled to the publish the level of the EURO STOXX 50 Index and (ii) each related futures or options exchange is scheduled to be open for trading for its regular trading session.

The “relevant stock exchange” for any security underlying an Index means the primary exchange or quotation system on which such security is traded, as determined by the calculation agent.

The “related futures or options exchange” for an Index means an exchange or quotation system where trading has a material effect (as determined by the calculation agent) on the overall market for futures or options contracts relating to such Index.

Calculation Agent

Wells Fargo Securities, LLC, one of our affiliates and a wholly owned subsidiary of Wells Fargo & Company, will act as calculation agent for the securities and may appoint agents to assist it in the performance of its duties. Pursuant to a calculation agent agreement, we may appoint a different calculation agent without your consent and without notifying you.

The calculation agent will determine whether the securities are automatically called prior to stated maturity, the amount of the payment you receive upon automatic call or at stated maturity and the contingent coupon payments, if any. In addition, the calculation agent will, among other things:

•	determine whether a market disruption event has occurred;
•	determine the closing levels of the Indices under certain circumstances;
•	determine if adjustments are required to the closing level of an Index under various circumstances; and
•	if publication of an Index is discontinued, select a successor equity index (as defined below) or, if no successor equity index is available, determine the closing level of that Index.

All determinations made by the calculation agent will be at the sole discretion of the calculation agent and, in the absence of manifest error, will be conclusive for all purposes and binding on us and you. The calculation agent will have no liability for its determinations.

Market Disruption Events

A “market disruption event” with respect to the S&P 500 Index or the Russell 2000 Index means any of the following events as determined by the calculation agent in its sole discretion:

(A)	The occurrence or existence of a material suspension of or limitation imposed on trading by the relevant stock exchanges or otherwise relating to securities which then comprise 20% or more of the level of such Index or any successor equity index at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by those relevant stock exchanges or otherwise.
(B)	The occurrence or existence of a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise in futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise.
(C)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, securities that then comprise 20% or more of the level of such Index or any successor equity index on their relevant stock exchanges at any time during the one-hour period that ends at the close of trading on that day.
(D)	The occurrence or existence of any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or any successor equity index on any related futures or options exchange at any time during the one-hour period that ends at the close of trading on that day.
(E)	The closure on any exchange business day of the relevant stock exchanges on which securities that then comprise 20% or more of the level of such Index or any successor equity index are traded or any related futures or options exchange with respect to
PRS-23

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

such Index or any successor equity index prior to its scheduled closing time unless the earlier closing time is announced by the relevant stock exchange or related futures or options exchange, as applicable, at least one hour prior to the earlier of (1) the actual closing time for the regular trading session on such relevant stock exchange or related futures or options exchange, as applicable, and (2) the submission deadline for orders to be entered into the relevant stock exchange or related futures or options exchange, as applicable, system for execution at such actual closing time on that day.

(F)	The relevant stock exchange for any security underlying such Index or successor equity index or any related futures or options exchange with respect to such Index or successor equity index fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the S&P 500 Index or the Russell 2000 Index:

(1)	the relevant percentage contribution of a security to the level of such Index or any successor equity index will be based on a comparison of (x) the portion of the level of such Index attributable to that security and (y) the overall level of such Index or successor equity index, in each case immediately before the occurrence of the market disruption event;
(2)	the “close of trading” on any trading day for such Index or any successor equity index means the scheduled closing time of the relevant stock exchanges with respect to the securities underlying such Index or successor equity index on such trading day; provided that, if the actual closing time of the regular trading session of any such relevant stock exchange is earlier than its scheduled closing time on such trading day, then (x) for purposes of clauses (A) and (C) of the definition of “market disruption event” above, with respect to any security underlying such Index or successor equity index for which such relevant stock exchange is its relevant stock exchange, the “close of trading” means such actual closing time and (y) for purposes of clauses (B) and (D) of the definition of “market disruption event” above, with respect to any futures or options contract relating to such Index or successor equity index, the “close of trading” means the latest actual closing time of the regular trading session of any of the relevant stock exchanges, but in no event later than the scheduled closing time of the relevant stock exchanges;
(3)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day for such Index or any successor equity index means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and
(4)	an “exchange business day” means any trading day for such Index or any successor equity index on which each relevant stock exchange for the securities underlying such Index or any successor equity index and each related futures or options exchange with respect to such Index or any successor equity index are open for trading during their respective regular trading sessions, notwithstanding any such relevant stock exchange or related futures or options exchange closing prior to its scheduled closing time.

A “market disruption event” with respect to the EURO STOXX 50 Index means, any of (A), (B), (C) or (D) below, as determined by the calculation agent in its sole discretion:

(A)	Any of the following events occurs or exists with respect to any security included in such Index or any successor equity index, and the aggregate of all securities included in such Index or successor equity index with respect to which any such event occurs comprise 20% or more of the level of such Index or successor equity index:
•	a material suspension of or limitation imposed on trading by the relevant stock exchange for such security or otherwise at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day, whether by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise;
•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, such security on its relevant stock exchange at any time during the one-hour period that ends at the scheduled closing time for the relevant stock exchange for such security on that day; or
•	the closure on any exchange business day of the relevant stock exchange for such security prior to its scheduled closing time unless the earlier closing is announced by such relevant stock exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such relevant stock exchange and (ii) the submission deadline for orders to be entered into the relevant stock exchange system for execution at the scheduled closing time for such relevant stock exchange on that day.
(B)	Any of the following events occurs or exists with respect to futures or options contracts relating to such Index or any successor equity index:
•	a material suspension of or limitation imposed on trading by any related futures or options exchange or otherwise at any time during the one-hour period that ends at the close of trading on such related futures or options exchange on that day, whether by reason of movements in price exceeding limits permitted by the related futures or options exchange or otherwise;
•	any event, other than an early closure, that materially disrupts or impairs the ability of market participants in general to effect transactions in, or obtain market values for, futures or options contracts relating to such Index or successor equity index on any related futures or options exchange at any time during the one-hour period that ends
PRS-24

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

at the close of trading on such related futures or options exchange on that day; or

•	the closure on any exchange business day of any related futures or options exchange prior to its scheduled closing time unless the earlier closing time is announced by such related futures or options exchange at least one hour prior to the earlier of (i) the actual closing time for the regular trading session on such related futures or options exchange and (ii) the submission deadline for orders to be entered into the related futures or options exchange system for execution at the close of trading for such related futures or options exchange on that day.
(C)	The relevant index sponsor fails to publish the level of such Index or any successor equity index (other than as a result of the relevant index sponsor having discontinued publication of such Index or successor equity Index and no successor index being available).
(D)	Any related futures or options exchange fails to open for trading during its regular trading session.

For purposes of determining whether a market disruption event has occurred with respect to the EURO STOXX 50 Index:

(1)	the relevant percentage contribution of a security included in such Index or any successor equity index to the level of such Index will be based on a comparison of (x) the portion of the level of such index attributable to that security to (y) the overall level of such index, in each case using the official opening weightings as published by the relevant index sponsor as part of the market opening data;
(2)	the “scheduled closing time” of any relevant stock exchange or related futures or options exchange on any trading day means the scheduled weekday closing time of such relevant stock exchange or related futures or options exchange on such trading day, without regard to after hours or any other trading outside the regular trading session hours; and
(3)	an “exchange business day” means any trading day on which (i) the relevant index sponsor publishes the level of such index or any successor equity index and (ii) each related futures or options exchange is open for trading during its regular trading session, notwithstanding any related futures or options exchange closing prior to its scheduled closing time.

If a market disruption event occurs or is continuing with respect to an Index on any calculation day, then such calculation day for such Index will be postponed to the first succeeding trading day for such Index on which a market disruption event for such Index has not occurred and is not continuing; however, if such first succeeding trading day has not occurred as of the eighth trading day for such Index after the originally scheduled calculation day, that eighth trading day shall be deemed to be the calculation day for such Index. If a calculation day has been postponed eight trading days for an Index after the originally scheduled calculation day and a market disruption event occurs or is continuing with respect to such Index on such eighth trading day, the calculation agent will determine the closing level of such Index on such eighth trading day in accordance with the formula for and method of calculating the closing level of such Index last in effect prior to commencement of the market disruption event, using the closing price (or, with respect to any relevant security, if a market disruption event has occurred with respect to such security, its good faith estimate of the value of such security at (i) with respect to the S&P 500 Index or the Russell 2000 Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50 Index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor) on such date of each security included in such Index. As used herein, “closing price” means, with respect to any security on any date, the relevant stock exchange traded or quoted price of such security as of (i) with respect to the S&P 500 Index or the Russell 2000 Index, the scheduled closing time of the relevant stock exchange for such security or, if earlier, the actual closing time of the regular trading session of such relevant stock exchange or (ii) with respect to the EURO STOXX 50 Index, the time at which the official closing level of such Index is calculated and published by the relevant index sponsor. Notwithstanding the postponement of a calculation day for an Index due to a market disruption event with respect to such Index on such calculation day, the originally scheduled calculation day will remain the calculation day for any Index not affected by a market disruption event on such day.

Adjustments to an Index

If at any time the method of calculating an Index or a successor equity index, or the closing level thereof, is changed in a material respect, or if an Index or a successor equity index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of such index had those changes or modifications not been made, then the calculation agent will, at the close of business in New York, New York, on each date that the closing level of such index is to be calculated, make such calculations and adjustments as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a level of an index comparable to such Index or successor equity index as if those changes or modifications had not been made, and the calculation agent will calculate the closing level of such Index or successor equity index with reference to such index, as so adjusted. Accordingly, if the method of calculating an Index or successor equity index is modified so that the level of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in such equity index), then the calculation agent will adjust such Index or successor equity index in order to arrive at a level of such index as if it had not been modified (e.g., as if the split or reverse split had not occurred).

Discontinuance of an Index

If a sponsor or publisher of an Index (each, an “index sponsor”) discontinues publication of an Index, and such index sponsor or another entity publishes a successor or substitute equity index that the calculation agent determines, in its sole discretion, to be comparable to such Index (a “successor equity index”), then, upon the calculation agent’s notification of that determination to the trustee and Wells Fargo Finance LLC, the calculation agent will substitute the successor equity index as calculated by the relevant index sponsor or any

PRS-25

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

other entity for purposes of calculating the closing level of such Index on any date of determination. Upon any selection by the calculation agent of a successor equity index, Wells Fargo Finance LLC will cause notice to be given to holders of the securities.

In the event that an index sponsor discontinues publication of an Index prior to, and the discontinuance is continuing on, a calculation day and the calculation agent determines that no successor equity index is available at such time, the calculation agent will calculate a substitute closing level for such Index in accordance with the formula for and method of calculating such Index last in effect prior to the discontinuance, but using only those securities that comprised such Index immediately prior to that discontinuance. If a successor equity index is selected or the calculation agent calculates a level as a substitute for such Index, the successor equity index or level will be used as a substitute for such Index for all purposes, including the purpose of determining whether a market disruption event exists.

If on a calculation day an index sponsor fails to calculate and announce the level of an Index, the calculation agent will calculate a substitute closing level of such Index in accordance with the formula for and method of calculating such Index last in effect prior to the failure, but using only those securities that comprised such Index immediately prior to that failure; provided that, if a market disruption event occurs or is continuing on such day with respect to such Index, then the provisions set forth above under “—Market Disruption Events” shall apply in lieu of the foregoing.

Notwithstanding these alternative arrangements, discontinuance of the publication of, or the failure by the relevant index sponsor to calculate and announce the level of, an Index may adversely affect the value of the securities.

Events of Default and Acceleration

If an event of default with respect to the securities has occurred and is continuing, the amount payable to a holder of a security upon any acceleration permitted by the securities, with respect to each security, will be equal to the maturity payment amount, calculated as provided herein, plus a portion of a final contingent coupon payment, if any. The maturity payment amount and any final contingent coupon payment will be calculated as though the date of acceleration were the final calculation day. The final contingent coupon payment, if any, will be prorated from and including the immediately preceding contingent coupon payment date to but excluding the date of acceleration.

PRS-26

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

The S&P 500® Index

The S&P 500 Index is an equity index that is intended to provide an indication of the pattern of common stock price movement in the large capitalization segment of the United States equity market. Our parent company, Wells Fargo & Company, is one of the companies currently included in the S&P 500 Index. See “Description of Equity Indices—The S&P Indices” in the accompanying market measure supplement for additional information about the S&P 500 Index.

In addition, information about the S&P 500 Index may be obtained from other sources including, but not limited to, the S&P 500 Index sponsor’s website (including information regarding the S&P 500 Index’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the S&P 500 Index is accurate or complete.

Historical Information

We obtained the closing levels of the S&P 500 Index in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the S&P 500 Index for the period from January 1, 2014 to January 15, 2019. The closing level on January 15, 2019 was 2610.30. The historical performance of the S&P 500 Index should not be taken as an indication of the future performance of the S&P 500 Index during the term of the securities.

The S&P 500® Index is a product of S&P Dow Jones Indices LLC (“SPDJI”), and has been licensed to Wells Fargo & Company (“WFC”), our parent company, for use by WFC and certain of its affiliated or subsidiary companies (including us). Standard & Poor’s®, S&P® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by WFC. The securities are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, their respective affiliates, and none of such parties make any representation regarding the advisability of investing in such product(s) nor do they have any liability for any errors, omissions, or interruptions of the S&P 500® Index.

PRS-27

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

The Russell 2000® Index

The Russell 2000 Index is an equity index that is designed to track the performance of the small capitalization segment of the United States equity market. See “Description of Equity Indices—The Russell Indices” in the accompanying market measure supplement for additional information about the Russell 2000 Index.

In addition, information about the Russell 2000 Index may be obtained from other sources including, but not limited to, the Russell 2000 Index sponsor’s website (including information regarding the Russell 2000 Index’s sector weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the Russell 2000 Index is accurate or complete.

Historical Information

We obtained the closing levels of the Russell 2000 Index in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the Russell 2000 Index for the period from January 1, 2014 to January 15, 2019. The closing level on January 15, 2019 was 1445.218. The historical performance of the Russell 2000 Index should not be taken as an indication of the future performance of the Russell 2000 Index during the term of the securities.

“Russell 2000®” and “FTSE Russell” are trademarks of the London Stock Exchange Group companies, and have been licensed to Wells Fargo & Company, our parent company, for use by Wells Fargo & Company and certain of its affiliated or subsidiary companies (including us). The securities, based on the performance of the Russell 2000® Index, are not sponsored, endorsed, sold or promoted by FTSE Russell and FTSE Russell makes no representation regarding the advisability of investing in the securities.

PRS-28

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

The EURO STOXX 50® Index

The EURO STOXX 50 Index is an equity index that is composed of 50 component stocks of sector leaders in 11 Eurozone countries and is intended to provide an indication of the pattern of common stock price movement in the Eurozone. See “Description of Equity Indices—The EURO STOXX 50® Index” in the accompanying market measure supplement for additional information about the EURO STOXX 50 Index.

In addition, information about the EURO STOXX 50 Index may be obtained from other sources including, but not limited to, the EURO STOXX 50 Index sponsor’s website (including information regarding (i) the EURO STOXX 50 Index’s top ten constituents and their respective weightings, (ii) the EURO STOXX 50 Index’s sector weightings and (iii) the EURO STOXX 50 Index’s country weightings). We are not incorporating by reference into this pricing supplement the website or any material it includes. Neither we nor the agent makes any representation that such publicly available information regarding the EURO STOXX 50 Index is accurate or complete.

Historical Information

We obtained the closing levels of the EURO STOXX 50 Index in the graph below from Bloomberg Financial Markets, without independent verification.

The following graph sets forth daily closing levels of the EURO STOXX 50 Index for the period from January 1, 2014 to January 15, 2019. The closing level on January 15, 2019 was 3068.05. The historical performance of the EURO STOXX 50 Index should not be taken as an indication of the future performance of the EURO STOXX 50 Index during the term of the securities.

The EURO STOXX 50® is the intellectual property (including registered trademarks) of STOXX Limited (“STOXX”), Zurich, Switzerland and/or its licensors (“Licensors”), which is used under license.

PRS-29

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Benefit Plan Investor Considerations

Each fiduciary of a pension, profit-sharing or other employee benefit plan to which Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”) applies (a “plan”), should consider the fiduciary standards of ERISA in the context of the plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the plan. When we use the term “holder” in this section, we are referring to a beneficial owner of the securities and not the record holder.

Section 406 of ERISA and Section 4975 of the Code prohibit plans, as well as individual retirement accounts and Keogh plans to which Section 4975 of the Code applies (also “plans”), from engaging in specified transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (collectively, “parties in interest”) with respect to such plan. A violation of those “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for such persons, unless statutory or administrative exemptive relief is available. Therefore, a fiduciary of a plan should also consider whether an investment in the securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

Employee benefit plans that are governmental plans, as defined in Section 3(32) of ERISA, certain church plans, as defined in Section 3(33) of ERISA, and foreign plans, as described in Section 4(b)(4) of ERISA (collectively, “Non-ERISA Arrangements”), are not subject to the requirements of ERISA, or Section 4975 of the Code, but may be subject to similar rules under other applicable laws or regulations (“Similar Laws”).

We and our affiliates may each be considered a party in interest with respect to many plans. Special caution should be exercised, therefore, before the securities are purchased by a plan. In particular, the fiduciary of the plan should consider whether statutory or administrative exemptive relief is available. The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are:

•	PTCE 96-23, for specified transactions determined by in-house asset managers;
•	PTCE 95-60, for specified transactions involving insurance company general accounts;
•	PTCE 91-38, for specified transactions involving bank collective investment funds;
•	PTCE 90-1, for specified transactions involving insurance company separate accounts; and
•	PTCE 84-14, for specified transactions determined by independent qualified professional asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for transactions between a plan and a person who is a party in interest (other than a fiduciary who has or exercises any discretionary authority or control with respect to investment of the plan assets involved in the transaction or renders investment advice with respect thereto) solely by reason of providing services to the plan (or by reason of a relationship to such a service provider), if in connection with the transaction of the plan receives no less, and pays no more, than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA).

Any purchaser or holder of the securities or any interest in the securities will be deemed to have represented by its purchase and holding that either:

•	no portion of the assets used by such purchaser or holder to acquire or purchase the securities constitutes assets of any plan or Non-ERISA Arrangement; or
•	the purchase and holding of the securities by such purchaser or holder will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or similar violation under any Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any plan consult with their counsel regarding the potential consequences under ERISA and the Code of the acquisition of the securities and the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of the securities acknowledges and agrees that:

(i)	the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (a) the design and terms of the securities, (b) the purchaser or holder’s investment in the securities, or (c) the exercise of or failure to exercise any rights we have under or with respect to the securities;
PRS-30

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

(ii)	we and our affiliates have acted and will act solely for our own account in connection with (a) all transactions relating to the securities and (b) all hedging transactions in connection with our obligations under the securities;
(iii)	any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;
(iv)	our interests may be adverse to the interests of the purchaser or holder; and
(v)	neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Purchasers of the securities have the exclusive responsibility for ensuring that their purchase, holding and subsequent disposition of the securities does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law. Nothing herein shall be construed as a representation that an investment in the securities would be appropriate for, or would meet any or all of the relevant legal requirements with respect to investments by, plans or Non-ERISA Arrangements generally or any particular plan or Non-ERISA Arrangement.

PRS-31

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

United States Federal Tax Considerations

The following is a discussion of the material U.S. federal income and certain estate tax consequences of the ownership and disposition of the securities. It applies to you only if you purchase a security for cash at its stated principal amount and hold it as a capital asset within the meaning of Section 1221 of the Code. This discussion does not address all of the tax consequences that may be relevant to you in light of your particular circumstances or if you are a holder subject to special rules, such as:

•	a financial institution;
•	a “regulated investment company”;
•	a “real estate investment trust”;
•	a tax-exempt entity, including an “individual retirement account” or “Roth IRA”;
•	a dealer or trader subject to a mark-to-market method of tax accounting with respect to the securities;
•	a person holding a security as part of a “straddle” or conversion transaction or who has entered into a “constructive sale” with respect to a security;
•	a U.S. holder (as defined below) whose functional currency is not the U.S. dollar; or
•	an entity classified as a partnership for U.S. federal income tax purposes.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such a partnership, you should consult your tax adviser as to your particular U.S. federal tax consequences of holding and disposing of the securities.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date of this pricing supplement may affect the tax consequences described herein, possibly with retroactive effect. This discussion does not address the effects of any applicable state, local or non-U.S. tax laws, any alternative minimum tax consequences, the potential application of the Medicare tax on investment income or the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code. You should consult your tax adviser concerning the application of the U.S. federal income and estate tax laws to your particular situation (including the possibility of alternative treatments of the securities), as well as any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction.

Tax Treatment of the Securities

Due to the absence of statutory, judicial or administrative authorities that directly address the treatment of the securities or instruments that are similar to the securities for U.S. federal income tax purposes, no assurance can be given that the IRS or a court will agree with the tax treatment described herein. We intend to treat a security for U.S. federal income tax purposes as a prepaid derivative contract that provides for a coupon that will be treated as gross income to you at the time received or accrued in accordance with your regular method of tax accounting. In the opinion of our counsel, Davis Polk & Wardwell LLP, this treatment of the securities is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible.

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities. Unless otherwise stated, the following discussion is based on the treatment of the securities as described in the previous paragraph.

Tax Consequences to U.S. Holders

This section applies only to U.S. holders. You are a “U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	a citizen or individual resident of the United States;
•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or
•	an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of Coupon Payments. Any coupon payments on the securities should be taxable as ordinary income to you at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.

PRS-32

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Sale, Exchange or Retirement of the Securities. Upon a sale, exchange or retirement of the securities, you should recognize gain or loss equal to the difference between the amount realized on the sale, exchange or retirement and your tax basis in the securities that are sold, exchanged or retired. For this purpose, the amount realized does not include any coupon paid at retirement and may not include sale proceeds attributable to an accrued coupon, which may be treated as a coupon payment. Your tax basis in the securities should equal the amount you paid to acquire them. This gain or loss should be long-term capital gain or loss if you have held the securities for more than one year at the time of the sale, exchange or retirement, and should be short-term capital gain or loss otherwise. The ordinary income treatment of the coupon payments, in conjunction with the capital loss treatment of any loss recognized upon the sale, exchange or settlement of the securities, could result in adverse tax consequences to holders of the securities because the deductibility of capital losses is subject to limitations.

Possible Alternative Tax Treatments of an Investment in the Securities. Alternative U.S. federal income tax treatments of the securities are possible that, if applied, could materially and adversely affect the timing and/or character of income, gain or loss with respect to them. It is possible, for example, that the securities could be treated as debt instruments governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, (i) regardless of your regular method of tax accounting, in each year that you held the securities you generally would be required to accrue income, subject to certain adjustments, based on our comparable yield for similar non-contingent debt, determined as of the time of issuance of the securities, and (ii) any gain on the sale, exchange or retirement of the securities would be treated as ordinary income. Even if the securities are treated for U.S. federal income tax purposes as prepaid derivative contracts rather than debt instruments, the IRS could treat the timing and character of income with respect to coupon payments in a manner different from that described above.

Other possible U.S. federal income tax treatments of the securities could also affect the timing and character of income or loss with respect to the securities. In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; whether short-term instruments should be subject to any such accrual regime; the relevance of factors such as the exchange-traded status of the instruments and the nature of the underlying property to which the instruments are linked; whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge; and appropriate transition rules and effective dates. While it is not clear whether the securities would be viewed as similar to the typical prepaid forward contract described in the notice, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the possible alternative treatments of an investment in the securities and the issues presented by this notice.

Tax Consequences to Non-U.S. Holders

This section applies only to non-U.S. holders. You are a “non-U.S. holder” if you are a beneficial owner of a security that is, for U.S. federal income tax purposes:

•	an individual who is classified as a nonresident alien;

•	a foreign corporation; or

•	a foreign trust or estate.

You are not a non-U.S. holder for purposes of this discussion if you are (i) an individual who is present in the United States for 183 days or more in the taxable year of disposition of a security, (ii) a former citizen or resident of the United States or (iii) a person for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States. If you are or may become such a person during the period in which you hold a security, you should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the securities.

Because significant aspects of the tax treatment of the securities are uncertain, persons having withholding responsibility in respect of the securities may withhold on any coupon payment paid to you, generally at a rate of 30%. To the extent that we have (or an affiliate of ours has) withholding responsibility in respect of the securities, we intend to so withhold. In order to claim an exemption from, or a reduction in, the 30% withholding, you may need to comply with certification requirements to establish that you are not a U.S. person and are eligible for such an exemption or reduction under an applicable tax treaty. You should consult your tax adviser regarding the tax treatment of the securities, including the possibility of obtaining a refund of any amounts withheld and the certification requirement described above.

Possible Withholding Under Section 871(m) of the Code. Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% withholding tax on dividend equivalents paid or deemed paid to non-U.S. holders with respect to certain financial instruments linked to U.S. equities (“U.S. underlying equities”) or indices that include U.S. underlying equities. Section 871(m) generally applies to instruments that substantially replicate the economic performance of one or more U.S. underlying equities, as determined based on tests set forth in the applicable Treasury regulations (a “specified security”). However, the regulations, as modified by an IRS notice, exempt financial instruments issued prior to January 1, 2021 that do not have a “delta” of one. Based on

PRS-33

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

the terms of the securities and representations provided by us, our counsel is of the opinion that the securities should not be treated as transactions that have a “delta” of one within the meaning of the regulations with respect to any U.S. underlying equity and, therefore, should not be specified securities subject to withholding tax under Section 871(m).

A determination that the securities are not subject to Section 871(m) is not binding on the IRS, and the IRS may disagree with this treatment. Moreover, Section 871(m) is complex and its application may depend on your particular circumstances. For example, if you enter into other transactions relating to a U.S. underlying equity, you could be subject to withholding tax or income tax liability under Section 871(m) even if the securities are not specified securities subject to Section 871(m) as a general matter. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

This information is indicative and will be updated in the final pricing supplement or may otherwise be updated by us in writing from time to time. Non-U.S. holders should be warned that Section 871(m) may apply to the securities based on circumstances as of the pricing date for the securities and, therefore, it is possible that the securities will be subject to withholding tax under Section 871(m).

In the event withholding applies, we will not be required to pay any additional amounts with respect to amounts withheld.

U.S. Federal Estate Tax

If you are an individual non-U.S. holder or an entity the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), you should note that, absent an applicable treaty exemption, a security may be treated as U.S.-situs property subject to U.S. federal estate tax. If you are such an individual or entity, you should consult your tax adviser regarding the U.S. federal estate tax consequences of investing in the securities.

Information Reporting and Backup Withholding

Amounts paid on the securities, and the proceeds of a sale, exchange or other disposition of the securities, may be subject to information reporting and, if you fail to provide certain identifying information (such as an accurate taxpayer identification number if you are a U.S. holder) or meet certain other conditions, may also be subject to backup withholding at the rate specified in the Code. If you are a non-U.S. holder that provides an appropriate IRS Form W-8, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the relevant information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s jurisdiction may modify these requirements. This legislation applies to certain financial instruments that are treated as paying U.S.-source interest, dividends or dividend equivalents or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). If required under FATCA, withholding applies to payments of FDAP income. While existing Treasury regulations would also require withholding on payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as paying U.S.-source interest or dividends, the U.S. Treasury Department has indicated in subsequent proposed regulations its intent to eliminate this requirement. Because the treatment of the securities is unclear, it is also unclear whether and how the FATCA rules apply to the securities. However, it would be prudent to assume that withholding agents will treat coupon payments, and potentially other payments, with respect to the securities as subject to FATCA. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. If you are a non-U.S. holder, or a U.S. holder holding securities through a non-U.S. intermediary, you should consult your tax adviser regarding the potential application of FATCA to the securities.

THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES ARE UNCLEAR. YOU SHOULD CONSULT YOUR TAX ADVISER REGARDING THE TAX CONSEQUENCES OF OWNING AND DISPOSING OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. FEDERAL OR OTHER TAX LAWS.

The preceding discussion constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of owning and disposing of the securities.

PRS-34

Market Linked Securities—Auto-Callable with Contingent Coupon and Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the S&P 500® Index, the Russell 2000® Index and the EURO STOXX 50® Index due February 4, 2027

Annex

The material included in this Annex does not constitute terms of the securities. Instead, the securities will have the terms specified in the preceding preliminary pricing supplement and the accompanying supplements. For purposes of these securities, references in this Annex to (i) the “applicable preliminary pricing supplement,” the “applicable pricing supplement” and the “relevant offering materials” mean the preceding preliminary pricing supplement and the accompanying supplements, (ii) the “applicable issuer” means Wells Fargo Finance LLC, (iii) the credit risk and creditworthiness of the applicable issuer mean the credit risk and creditworthiness of Wells Fargo Finance LLC, as issuer, and Wells Fargo & Company, as guarantor, and (iv) the ability of the applicable issuer to make payments on the Market Linked Securities when due, and the consequences of a default by applicable issuer on its payment obligations, mean the ability of Wells Fargo Finance LLC to make payments on the securities and of Wells Fargo & Company to pay its obligations under the guarantee, and the consequences of a default on the obligations under the securities and the guarantee.

PRS-35

Market Linked Securities

Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

This material was prepared by Wells Fargo Securities, LLC, a registered broker-dealer and separate non-bank affiliate of Wells Fargo & Company. This material is not a product of Wells Fargo & Company research departments. Please see the relevant offering materials for complete product descriptions, including related risk and tax disclosure.

MARKET LINKED SECURITIES – AUTO-CALLABLE WITH CONTINGENT COUPON AND CONTINGENT DOWNSIDE LINKED TO THE LOWEST PERFORMING UNDERLYING ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF A DEPOSITORY INSTITUTION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE DEPOSIT INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY OF THE UNITED STATES OR ANY OTHER JURISDICTION.

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying have complex features and are not suitable for all investors. Before deciding to make an investment, you should read and understand the applicable preliminary pricing supplement and other related offering documents provided by the applicable issuer.

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying (“these Market Linked Securities”) offer the potential to receive contingent coupon payments at a higher rate than the issuer would pay on ordinary debt securities of comparable maturity. In exchange, these Market Linked Securities are subject to greater risks than ordinary debt securities, including the risk that one or more, or all, contingent coupon payments may not be paid and the risk that you may lose a significant portion, or possibly all, of your investment at maturity. The contingent coupon payments and the risk of loss at maturity will depend on the performance of the lowest performing of two or more specified market measures, which may be indices or exchange-traded funds (the “underlyings”). If the closing level of the lowest performing underlying has not declined below a specified threshold level on a designated calculation day, you will receive a contingent coupon payment on the related payment date; however, if the lowest performing underlying has declined below its threshold level, you will not receive a contingent coupon payment for that payment date. If the lowest performing underlying has declined below a specified threshold level on the final calculation day, you will incur a loss at maturity equal to the full decline of the lowest performing underlying. If the lowest performing underlying is flat or has appreciated as of a designated call date, these Market Linked Securities will be automatically called prior to maturity, ending the potential to receive any future contingent coupon payments.

These Market Linked Securities are designed for investors who seek the potential for contingent coupon payments at a higher rate than the rate the issuer would pay on ordinary debt securities of comparable maturity and, in exchange, are willing to assume the downside risk of the lowest performing underlying. Although investors will be exposed to the downside risk of the lowest performing underlying, investors will not participate in any appreciation of any underlying. The return on these Market Linked Securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day. Therefore, investors will be adversely affected if any underlying declines below its threshold level, even if the other underlying(s) perform favorably. If the issuer defaults on its payment obligations, you could lose your entire investment.

These Market Linked Securities are unsecured debt obligations of the issuer. You will have no ability to pursue any underlying or any assets included in any underlying for payment.

A-2 | Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Unlike ordinary debt securities, these Market Linked Securities do not provide for fixed payments of interest, do not repay a fixed amount of principal at maturity, and are subject to potential automatic call prior to maturity upon the terms described below. Whether these Market Linked Securities pay a contingent coupon, whether they are automatically called prior to maturity, and, if they are not automatically called, whether you are repaid your principal at maturity will depend, in each case, on the performance of the lowest performing underlying. The lowest performing underlying on each calculation day is the underlying that has the lowest closing level on that calculation day as a percentage of its starting level (i.e., its closing level divided by its starting level).

The key features of these Market Linked Securities are described below.

•	Contingent coupon payments: These Market Linked Securities provide for contingent coupon payments on periodic contingent coupon payment dates (typically occurring quarterly, semi-annually or annually throughout the term of these Market Linked Securities). On each contingent coupon payment date, you will receive a contingent coupon payment if, and only if, the closing level of the lowest performing underlying on the related calculation day (typically three to five business days prior to the contingent coupon payment date) has not declined below a specified threshold level. If the closing level of the lowest performing underlying is less than its threshold level on a given calculation day, you will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing underlying is less than its threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of these Market Linked Securities.
•	Automatic call: These Market Linked Securities will be subject to automatic call prior to maturity on specified call dates (which are generally a subset of the calculation days, typically beginning after a specified “non-call period”). If the closing level of the lowest performing underlying on any call date is greater than or equal to its closing level on the pricing date (its starting level), these Market Linked Securities will be automatically called, and on the related call settlement date (typically three to five business days after the relevant call date), you will receive a cash payment equal to the original offering price, plus a final contingent coupon payment, and no further payments will be made. The automatic call feature limits your potential to receive contingent coupon payments over the full term of the securities if the lowest performing underlying has appreciated as of a designated call date. If these Market Linked Securities have a non-call period, you have the ability to receive contingent coupon payments during such non-call period, if the closing level of the lowest performing underlying on a calculation day during such non-call period has not declined below its threshold level.
•	Potential loss of principal: If these Market Linked Securities are not automatically called prior to maturity, you will be repaid your principal at maturity if, and only if, the closing level of the lowest performing underlying on the final calculation day (its ending level) has not declined below a specified threshold level. If these Market Linked Securities are not automatically called prior to maturity and the ending level of the lowest performing underlying is less than its threshold level, you will have full downside exposure to the decline in the level of the lowest performing underlying from its starting level, and you will incur a significant loss at maturity.

The threshold level for each underlying will be less than its starting level. A particular issuance of these Market Linked Securities may specify a single threshold level (for each underlying) that is applicable to both the contingent coupon payments and the contingent repayment of principal at maturity, or it may specify two different threshold levels (i.e., a coupon threshold level applicable to the contingent coupon payments and a separate downside threshold level applicable to the contingent repayment of principal at maturity).

Any return on these Market Linked Securities will be limited to the sum of the contingent coupon payments, if any. Investors will not participate in any appreciation of any underlying, but will be fully exposed to any decline of the lowest performing underlying, if its ending level is less than its threshold level.

The return on these Market Linked Securities will depend solely on the performance of the underlying that is the lowest performing underlying on each calculation day and/or call date. Investors will not benefit in any way from the performance of the better performing underlying(s). Therefore, investors will be adversely affected if any underlying declines below its threshold level(s), even if the other underlying(s) perform favorably. These Market Linked Securities are riskier than they would otherwise be if they were linked to only one of the underlyings or linked to a basket composed of each underlying. These Market Linked Securities will be subject to the full risks of each underlying, with no offsetting benefit from the better performing underlying(s).

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | A-3

Determining payment on a contingent coupon payment date, call settlement date, or at maturity

Unless these Market Linked Securities are previously called, on each contingent coupon payment date, you will either receive a contingent coupon payment or you will not receive a contingent coupon payment, depending on the closing level of the lowest performing underlying on the related calculation day.

On each call date, these Market Linked Securities may be automatically called depending on the closing level of the lowest performing underlying on that call date. The diagram below illustrates how to determine whether these Market Linked Securities will be automatically called and the payment upon automatic call (in additional to a final contingent coupon payment) assuming an offering price of $1,000 per security.

If these Market Linked Securities have not been called prior to maturity, the payment at maturity will be based on the ending level, threshold level, and starting level of the lowest performing underlying on the final calculation day. The diagram below illustrates how to determine the payment at maturity (in addition to a final contingent coupon payment, if any) assuming an offering price of $1,000 per security.

A-4 | Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Hypothetical examples

The examples below are hypothetical and are provided for informational purposes only. They are not intended to represent any specific return, yield, or investment. They do not illustrate all possible outcomes and they are not indicative of future results. The examples illustrate the contingent coupon payments, the automatic call feature and, if an automatic call does not occur, the payment at maturity of these Market Linked Securities, assuming the following terms:

Term:	Three years, unless earlier automatically called
Original Offering Price:	$1,000 per Market Linked Security
Calculation Days/Contingent Coupon Payment Dates:	Semi-annually
Call Dates:	Semi-annually (on each calculation day starting approximately one year after issuance)
Contingent Coupon Rate:	7% per annum (or 3.5% per semi-annual period)
Threshold Level:	With respect to each underlying, 70% of its starting level

The examples below assume that these Market Linked Securities are linked to the lowest performing of two underlyings. However, a particular issuance of these Market Linked Securities may be linked to the lowest performing of three or more underlyings. With more underlyings, you will be exposed to a greater risk of not receiving contingent coupon payments, and of incurring a significant loss on your investment at maturity.

The first two hypothetical examples below illustrate scenarios in which these Market Linked Securities are automatically called on a call date prior to maturity. The third and fourth hypothetical examples below illustrate scenarios in which these Market Linked Securities are not automatically called and the payment at maturity is based on the performance of the lowest performing underlying from its starting level to its ending level.

In the examples below, the color blue indicates that the closing level of the lowest performing underlying is greater than or equal to its starting level; the color green indicates that the closing level of the lowest performing underlying is less than its starting level, but greater than or equal to its threshold level; and the color red indicates that the closing level of the lowest performing underlying is less than its threshold level. The lowest performing underlying on a given calculation day is the underlying that had the lowest closing level on that calculation day as a percentage of its starting level (i.e., its closing level divided by its starting level).

Example 1: These Market Linked Securities are automatically called on the first call date.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	105%	115%	Contingent coupon payment date: 3.5%
1 year from the pricing date (first call date)	110%	120%	Call settlement date: 103.5%

Because of the one-year non-call period, even though the closing level of the lowest performing underlying was greater than its starting level on the first calculation day (six months from the pricing date), these Market Linked Securities would not be automatically called, and you would receive a contingent coupon payment on the related contingent coupon payment date. Because the closing level of the lowest performing underlying on the first call date (one year from the pricing date) is greater than its starting level, these Market Linked Securities would be automatically called on the first call date. On the related call settlement date, you would receive $1,035.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the call settlement date (which is also a contingent coupon payment date). No further amounts will be owed to you under these Market Linked Securities.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | A-5

Example 2: These Market Linked Securities are automatically called on the third call date.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	105%	60%	Contingent coupon payment date: 0.0%
1 year from the pricing date (first call date)	107%	65%	Contingent coupon payment date: 0.0%
18 months from the pricing date	110%	69%	Contingent coupon payment date: 0.0%
2 years from the pricing date	115%	105%	Call settlement date: 103.5%

Because the closing level of the lowest performing underlying is less than its threshold level on the first three calculation days (and first two call dates), these Market Linked Securities would not be automatically called and you would not receive a contingent coupon payment on those dates, even though the closing level of the better performing underlying on those dates was greater than its threshold level. Because the closing level of the lowest performing underlying on the third call date is greater than its starting level, these Market Linked Securities would be automatically called on that call date. On the related call settlement date, you would receive $1,035.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the call settlement date (which is also a contingent coupon payment date). No further amounts will be owed to you under these Market Linked Securities.

As this example illustrates, whether you receive a contingent coupon payment, and whether these Market Linked Securities are automatically called on a contingent coupon payment date will depend solely on the closing level of the lowest performing underlying on the relevant calculation day and/or call date. The performance of the better performing underlying is not relevant to your return on these Market Linked Securities.

Example 3: These Market Linked Securities are NOT automatically called prior to maturity and the ending level of the lowest performing underlying is greater than its threshold level.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	90%	120%	Contingent coupon payment date: 3.5%
1 year from the pricing date (first call date)	101%	80%	Contingent coupon payment date: 3.5%
18 months from the pricing date	80%	65%	Contingent coupon payment date: 0.0%
2 years from the pricing date	60%	90%	Contingent coupon payment date: 0.0%
30 months from the pricing date	65%	95%	Contingent coupon payment date: 0.0%
3 years from the pricing date	75% (ending level)	110% (ending level)	Maturity date: 103.5%

Because the closing level of the lowest performing underlying is less than its starting level on each call date, these Market Linked Securities would not be automatically called prior to maturity. The closing level of the lowest performing underlying is greater than its threshold level on three of the six calculation days, resulting in a contingent coupon payment on three of the contingent coupon payment dates (including the maturity date), but no contingent coupon payment on the other three contingent coupon payment dates. On the final calculation day, because the ending level of the lowest performing underlying is greater than its threshold level, on the maturity date you would receive $1,035.00 per Market Linked Security, which is equal to the original offering price plus the contingent coupon payment due on the maturity date (which is also a contingent coupon payment date).

A-6 | Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Example 4: These Market Linked Securities are NOT automatically called prior to maturity and the ending level of the lowest performing underlying is less than its threshold level.

Calculation Day/ Call Date	Closing level of Underlying 1 (% of its starting level)	Closing level of Underlying 2 (% of its starting level)	Payment (% of original offering price)
6 months from the pricing date	80%	68%	Contingent coupon payment date: 0.0%
1 year from the pricing date (first call date)	100%	65%	Contingent coupon payment date: 0.0%
18 months from the pricing date	90%	62%	Contingent coupon payment date: 0.0%
2 years from the pricing date	110%	55%	Contingent coupon payment date: 0.0%
30 months from the pricing date	120%	45%	Contingent coupon payment date: 0.0%
3 years from the pricing date	130% (ending level)	50% (ending level)	Maturity date: 50.0%

Because the closing level of the lowest performing underlying is less than its threshold level on each calculation day and call date, these Market Linked Securities would not be automatically called prior to maturity, and would not pay a contingent coupon payment on any contingent coupon payment date. On the final calculation day, because the ending level of the lowest performing underlying is less than its threshold level, you would incur a loss on your investment equal to the full decline of the lowest performing underlying from its starting level to its ending level. Your payment at maturity in this example would be calculated as follows (assuming Underlying 2, which was the lowest performing underlying on the final calculation day, had a hypothetical starting level of 1,000 and a hypothetical ending level of 500):

On the stated maturity date, you would receive $500.00 per Market Linked Security, resulting in a loss of 50%.

This example illustrates that you will not participate in any appreciation of either underlying, but will be fully exposed to the depreciation of the lowest performing underlying, if its ending level on the final calculation day is less than its threshold level, even if the ending level of the other underlying has appreciated or has not declined below its respective threshold level.

All payments on these Market Linked Securities are subject to the ability of the issuer to make such payments to you when they are due, and you will have no ability to pursue any underlying or any asset included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | A-7

This information, including the graph to the right, is hypothetical and is provided for informational purposes only. It is not intended to represent any specific return, yield or investment, nor is it indicative of future results. The graph illustrates the potential payment at maturity on these Market Linked Securities (excluding the final contingent coupon payment, if any), assuming these Market Linked Securities have not been automatically called prior to maturity. This graph does not take into account contingent coupon payments, if any, received during the term of these Market Linked Securities. As evidenced in this graph, in no event will you have a positive rate of return based solely on the payment at maturity; any positive return will be based solely on the contingent coupon payments, if any.

Estimated value of Market Linked Securities – Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

The original offering price of these Market Linked Securities will include certain costs that are borne by you. Because of these costs, the estimated value of these Market Linked Securities on the pricing date will be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), and hedging and other costs associated with the offering and costs relating to the issuer’s funding considerations for debt of this type. See “General risks and investment considerations” herein and the applicable pricing supplement for more information.

The issuer will disclose the estimated value of these Market Linked Securities in the applicable pricing supplement. The estimated value of these Market Linked Securities will be determined by estimating the value of the combination of hypothetical financial instruments that would replicate the payout on these Market Linked Securities, which combination consists of a non-interest bearing, fixed-income bond and one or more derivative instruments underlying the economic terms of these Market Linked Securities. You should read the applicable pricing supplement for more information about the estimated value of these Market Linked Securities and how it is determined.

A-8 | Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

Which investments are right for you?

It is important to read and understand the applicable preliminary pricing supplement and other related offering documents, and consider several factors before making an investment decision.

An investment in these Market Linked Securities may help you modify your portfolio’s risk-return profile to more closely reflect your market views. However, at maturity you may incur a loss on your investment, and you will forgo guaranteed interest payments and any return in excess of the contingent coupon payments, if any.

These Market Linked Securities are not suitable for all investors, but may be suitable for investors who:

•	Seek the potential for contingent coupon payments at a higher rate than the issuer would pay on ordinary debt securities of comparable maturity and, in exchange, are willing to assume the risk of not receiving some or any contingent coupon payments and the downside risk of the lowest performing underlying if the lowest performing underlying declines below its threshold level
•	Seek to supplement their existing investments with the return profile provided by these Market Linked Securities

You can find a discussion of risks and investment considerations on the next page and in the preliminary pricing supplement and other related offering documents for these Market Linked Securities. The following questions, which you should review with your financial advisor, are intended to initiate a conversation about whether these Market Linked Securities are right for you.

•	Are you dependent on your investments for current income? Can you accept the risk that these Market Linked Securities may not pay one or more, or any, contingent coupon payments?
•	Are you comfortable with the potential loss of a significant portion, and possibly all, of your initial investment as a result of a decline of the lowest performing underlying below its threshold level?
•	Are you comfortable accepting the full downside risks of each underlying?
•	What is your time horizon? Do you foresee liquidity needs? Will you be able to hold these investments until maturity or earlier automatic call?
•	Are you willing to forgo participation in any appreciation of any underlying?
•	What is your sensitivity to the tax treatment for your investments?
•	Are you willing to accept the credit risk of the applicable issuer?

Before making an investment decision, please work with your financial advisor to determine which investment products may be appropriate given your financial situation, investment goals, and risk profile.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | A-9

General risks and investment considerations

These Market Linked Securities have complex features and are not suitable for all investors. They involve a variety of risks and may be linked to a variety of different underlyings. Each of these Market Linked Securities and each underlying will have its own unique set of risks and investment considerations. Before you invest in these Market Linked Securities, you should thoroughly review the relevant preliminary pricing supplement and other related offering documents for a comprehensive discussion of the risks associated with the investment. The following are general risks and investment considerations applicable to these Market Linked Securities:

•	Principal risk. These Market Linked Securities are not structured to repay your full original offering price on the stated maturity date. If these Market Linked Securities are not automatically called and the ending level of the lowest performing underlying is less than its threshold level, you will be fully exposed to the decline of the lowest performing underlying from its starting level to its ending level and the payment you receive at maturity will be less than the original offering price of these Market Linked Securities. Under these circumstances, you will lose a substantial portion, and possibly all, of your investment.
•	Contingent coupon risk. These Market Linked Securities do not provide for fixed payments of interest. If the closing level of the lowest performing underlying is less than its threshold level on a given calculation day, you will not receive a contingent coupon payment on the related contingent coupon payment date. If the closing level of the lowest performing underlying is less than its threshold level on every calculation day, you will not receive any contingent coupon payments throughout the entire term of these Market Linked Securities.
•	Limited return potential. Even though you will be fully exposed to any decline in the level of the lowest performing underlying, if its ending level is below its threshold level, you will not participate in any increase in the level of any underlying over the term of these Market Linked Securities. Your maximum possible return on these Market Linked Securities will be limited to the sum of the contingent coupon payments you receive, if any.
•	Automatic call risk. If these Market Linked Securities are automatically called, the term of these Market Linked Securities will be less than the full term to maturity. The automatic call feature will limit your potential to receive contingent coupon payments over the full term of these Market Linked Securities if the closing level of the lowest performing underlying is greater than or equal to its starting level as of a designated call date. If these Market Linked Securities are automatically called, there is no guarantee that you would be able to reinvest the proceeds at a comparable return for a similar level of risk.
•	Lowest performing underlying risk. These Market Linked Securities are subject to the full risks of each underlying and will be negatively affected if any underlying declines below its threshold level, even if the other underlying(s) perform favorably. You will not benefit in any way from the performance of the better performing underlying(s). These Market Linked Securities are not linked to a basket composed of the underlyings, where the better performance of one underlying could offset the poor performance of the other underlying(s). Instead, you are subject to the full risks of whichever underlying is the lowest performing underlying on each calculation day and/or call date. As a result, these Market Linked Securities are riskier than they would otherwise be if they were linked to only one of the underlyings or linked to a basket composed of each underlying.
•	Correlation risk. It is generally preferable from your perspective for the underlyings to be correlated with each other during the term of these Market Linked Securities, so that their levels will tend to increase or decrease at similar times and by similar magnitudes. By investing in these Market Linked Securities, you assume the risk that the underlyings will not exhibit this relationship. If the underlyings have low historical correlation, these Market Linked Securities will typically offer a higher contingent coupon rate, but it will be more likely that one of the underlyings will be performing poorly at any time over the term of these Market Linked Securities. All that is necessary for these Market Linked Securities to perform poorly is for one of the underlyings to decline below its threshold level; the performance of the better performing underlying(s) is not relevant to your return.
•	Liquidity risk. These Market Linked Securities are not appropriate for investors who may have liquidity needs prior to maturity. These Market Linked Securities are not listed on any securities exchange and are generally illiquid instruments. Neither Wells Fargo Securities nor any other person is required to maintain a secondary market for these Market Linked Securities. Accordingly, you may be unable to sell your Market Linked Securities prior to their maturity date. If you choose to sell these Market Linked Securities prior to maturity, assuming a buyer is available, you may receive less in sale proceeds than the original offering price.
•	Market value uncertain. These Market Linked Securities are not appropriate for investors who need their investments to maintain a stable value during their term. The value of your Market Linked Securities prior to maturity or automatic call will be affected by numerous factors, such as performance, volatility, dividend rate of the underlyings (if applicable), interest rates, the time remaining to maturity, the correlation between the underlyings, and the applicable issuer’s creditworthiness. The value of these Market Linked Securities will also be limited by the automatic call feature.
•	Costs to investors. The original offering price of these Market Linked Securities will include certain costs that are borne by you. These costs will adversely affect the economic terms of these Market Linked Securities and will cause their estimated value on the pricing date to be less than the original offering price. If specified in the applicable pricing supplement, these costs may include the underwriting discount or commission, the hedging profits of the issuer’s hedging counterparty (which may be an affiliate of the issuer), hedging and other costs associated with the offering, and costs relating to the issuer’s funding considerations for debt of this type. These costs will adversely affect any secondary market

A-10 | Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying

price for these Market Linked Securities, which may be further reduced by a bid-offer spread. As a result, unless market conditions and other relevant factors change significantly in your favor following the pricing date, any secondary market price for these Market Linked Securities is likely to be less than the original offering price.
•	Credit risk. Any investment in these Market Linked Securities is subject to the ability of the applicable issuer to make payments to you when they are due, and you will have no ability to pursue any underlying or any assets included in any underlying for payment. If the issuer defaults on its payment obligations, you could lose your entire investment. In addition, the actual or perceived creditworthiness of the issuer may affect the value of these Market Linked Securities prior to maturity.
•	Estimated value considerations. The estimated value of these Market Linked Securities that is disclosed in the applicable pricing supplement will be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities. The estimated value will be based on the issuer’s or the underwriter’s proprietary pricing models and assumptions, and certain inputs that may be determined by the issuer or underwriter in its discretion. Because other dealers may have different views on these inputs, the estimated value that is disclosed in the applicable pricing supplement may be higher, and perhaps materially higher, than the estimated value that would be determined by other dealers in the market. Moreover, you should understand that the estimated value that is disclosed in the applicable pricing supplement will not be an indication of the price, if any, at which Wells Fargo Securities or any other person may be willing to buy these Market Linked Securities from you at any time after issuance.
•	Conflicts of interest. Potential conflicts of interest may exist between you and the applicable issuer and/or Wells Fargo Securities. For example, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may engage in business with companies whose securities are included in an underlying, or may publish research on such companies or an underlying. In addition, the applicable issuer, Wells Fargo Securities, or one of their respective affiliates may be the calculation agent for the purposes of making important determinations that affect the payments on these Market Linked Securities. Finally, the estimated value of these Market Linked Securities may be determined by the issuer or an underwriter of the offering, which underwriter may be an affiliate of the issuer and may be Wells Fargo Securities.
•	Effects of trading and other transactions. Trading and other transactions by the applicable issuer, Wells Fargo Securities or one of their respective affiliates could affect the underlyings or the value of these Market Linked Securities.
•	ETF risk. If an underlying is an exchange-traded fund (ETF), it may underperform the index it is designed to track as a result of costs and fees of the ETF and differences between the constituents of the index and the actual assets held by the ETF. In addition, an investment in these Market Linked Securities linked to an ETF involves risks related to the index underlying the ETF, as discussed in the next risk consideration.
•	Index risk. If an underlying is an index, or an ETF that tracks an index, your return on these Market Linked Securities may be adversely affected by changes that the index publisher may make to the manner in which the index is constituted or calculated. Furthermore, if the index represents foreign securities markets, you should understand that foreign securities markets tend to be less liquid and more volatile than U.S. markets, and that there is generally less information available about foreign companies than about companies that file reports with the U.S. Securities and Exchange Commission. Moreover, if the index represents emerging foreign securities markets, these Market Linked Securities will be subject to the heightened political and economic risks associated with emerging markets. If the index includes foreign securities and the level of the index is based on the U.S. dollar value of those foreign securities, these Market Linked Securities will be subject to currency exchange rate risk in addition to the other risks described above, as the level of the index will be adversely affected if the currencies in which the foreign securities trade depreciate against the U.S. dollar.
•	Commodity risk. These Market Linked Securities linked to commodities will be subject to a number of significant risks associated with commodities. Commodity prices tend to be volatile and may fluctuate in ways that are unpredictable and adverse to you. Commodity markets are frequently subject to disruptions, distortions, and changes due to various factors, including the lack of liquidity in the markets, the participation of speculators, and government regulation and intervention. Moreover, commodity indices may be adversely affected by a phenomenon known as “negative roll yield,” which occurs when future prices of the commodity futures contracts underlying the index are higher than current prices. Negative roll yield can have a significant negative effect on the performance of a commodity index. Furthermore, for commodities that are traded in U.S. dollars, but for which market prices are driven by global demand, any strengthening of the U.S. dollar against relevant other currencies may adversely affect the demand for, and therefore the price of, those commodities.
•	Currency risk. These Market Linked Securities linked to currencies will be subject to a number of significant risks associated with currencies. Currency exchange rates are frequently subject to intervention by governments, which can be difficult to predict and can have a significant impact on exchange rates. Moreover, currency exchange rates are driven by complex factors relating to the economies of the relevant countries that can be difficult to understand and predict. Currencies issued by emerging market governments may be particularly volatile and will be subject to heightened risks.
•	Bond risk. These Market Linked Securities linked to bond indices or exchange-traded funds that are comprised of specific types of bonds with different maturities and qualities will be subject to a number of significant risks associated with bonds. In general, if market interest rates rise, the value of bonds will decline. In addition, if the market perception of the creditworthiness of the relevant bond issuers falls, the value of bonds will generally decline.
•	Tax considerations. You should review carefully the relevant preliminary pricing supplement and other related offering documents and consult your tax advisors regarding the application of the U.S. federal tax laws to your particular circumstances, as well as any tax consequences arising under the laws of any state, local, or non-U.S. jurisdiction.

Market Linked Securities — Auto-Callable with Contingent Coupon and Contingent Downside Linked to the Lowest Performing Underlying | A-11

Always read the preliminary pricing supplement and other related offering documents.

These Market Linked Securities are offered with the attached preliminary pricing supplement and other related offering documents. Investors should read and consider these documents carefully before investing. Prior to investing, always consult your financial advisor to understand the investment structure in detail.

For more information about these Market Linked Securities and the structures currently available for investment, contact your financial advisor, who can advise you whether or not a particular offering may meet your individual needs and investment requirements.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including Wells Fargo Securities, LLC, a member of FINRA, NYSE, and SIPC, and Wells Fargo Bank, N.A.

Wells Fargo Advisors is a trade name used by Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC, members SIPC, separate registered broker-dealers and non-bank affiliates of Wells Fargo & Company.

© 2016 Wells Fargo Securities, LLC. All rights reserved. WCS-2893315 (11/16)